Exhibit (c)(ii)

Fairness Opinion Supplement

April 14, 2006

TABLE OF CONTENTS

I.	Overview of the Engagement
	A.	Summary of the Proposed Transaction	2
	B.	Role of Stout Risius Ross, Inc.	2
	C.	Due Diligence	3

II.	Overview of MPW
	A.	Business Description	6
	B.	Financial Profile	7
	C.	Stock Ownership	10
	D.	Trading Profile	11
	E.	Economic and Industry Overview	15

III.	Valuation of MPW
	A.	Valuation Considerations	18
	B.	Discounted Cash Flow Method	19
	C.	Leveraged Buyout Analysis	22
	D.	Guideline Company Method	26
	E.	Transaction Method	29
	F.	Valuation Conclusion	32
	G.	Other Considerations	34

IV.	Premiums Paid Analysis
	A.	All Merger and Acquisition Transactions	37
	B.	All Going-Private Transactions	40
	C.	Select Going-Private Transactions	41

V.	Conclusions
	A.	Analysis of Offer Price	45
	B.	Conclusion as to Fairness	46

EXHIBITS

A.	MPW Historical Financial Statements

B.	Weighted Average Cost of Capital

C.	Guideline Company Tearsheets

D.	Select Guideline Company Financial Information

E.	Comparable Merger and Acquisition Transactions

F.	Comparable Merger and Acquisition Transactions – With No Financial Disclosure

G.	Select Going-Private Transactions

I. Overview of the Engagement

1

I.	OVERVIEW OF THE ENGAGEMENT

A.	Summary of the Proposed Transaction

•	The Board of Directors (the “Board”) of MPW Industrial Services Group, Inc. (hereinafter, “MPW” or the “Company”) received a proposal from Monte R. Black, President, CEO, and Chairman of the Board, pursuant to the terms of which Noir Acquisition Corporation (the “Purchaser”), a newly formed acquisition company controlled by Mr. Black and his affiliates (including any immediate family thereof), will acquire all outstanding shares of the Company’s common stock other than the shares held by the Purchaser at a price of $2.55 per share in cash (the “Offer Price”) and will be merged with and into MPW. (Hereinafter, the Purchaser’s acquisition of the Company’s stock is referred to as the “Transaction.”)

•	Subsequent to the Transaction, the newly formed corporation will be beneficially owned by Mr. Black, as well as certain members of MPW’s management team that may be invited to invest in the Purchaser prior to the Transaction or may receive an equity stake in the surviving corporation.

•	The Purchaser owns 6,312,654 of the 10,716,207 shares of the Company’s common stock currently outstanding (i.e., 59%), and also owns options to purchase an additional 135,000 shares.

•	LaSalle Bank NA (“LaSalle”) has agreed to provide the Purchaser with debt financing sufficient to consummate the Transaction.

•	The Board has formed a special committee of the Board (the “Special Committee”) to consider certain matters regarding the Transaction, including the ability to disapprove of the Transaction.

•	The stated rationale for the Transaction includes no analyst coverage, low equity float with minimal liquidity, the elimination of public company expenses, such as Sarbanes Oxley, as well as tax considerations given other potential structures.

B.	Role of Stout Risius Ross, Inc.

•	The Special Committee has requested that Stout Risius Ross, Inc. render an opinion (the “Opinion”) as to the fairness or inadequacy, from a financial point of view, to the public shareholders of the Company, other than the Purchaser, of the consideration to be received by them in connection with the Transaction.

•	On April 5, 2006, Stout Risius Ross, Inc. delivered an oral opinion to the Special Committee that the Offer Price (revised from an initial offer price of $2.40 per share) was fair to the public shareholders of the Company, other than the Purchaser, from a financial point of view.

2

C.	Due Diligence

The principal sources of information used in performing our analysis included, but were not limited to:

•	MPW’s annual reports on Form 10-K for the four fiscal years ended June 30, 2002 through June 30, 2005, and MPW’s quarterly report on Form 10-Q for the quarter ended December 31, 2005;

•	Company-prepared internal financial statements for the four fiscal years ended June 30, 2002 through June 30, 2005, and for the interim eight-month periods ended February 28, 2005 and 2006;

•	Company-prepared financial projections for the fiscal years ending June 30, 2006 through June 30, 2010;

•	A draft Agreement and Plan of Merger by and between the Company and the Purchaser, dated April 11, 2006;

•	A letter addressed to Monte R. Black detailing the LaSalle proposed credit facilities, dated January 31, 2006;

•	A stock option summary as of December 31, 2005;

•	A schedule of capital expenditures for the fiscal years ended June 30, 2002 through 2005;

•	A schedule of revenue by industry for the fiscal years ended June 30, 2004 and 2005;

•	A reconciliation of operating income on the internal financials to the Form 10-Ks for the fiscal years ended June 30, 2002 and 2003;

•	A list of unusual and non-recurring items for the fiscal years ended June 30, 2002 through 2005; and

•	Various other documents and schedules provided by management and/or private or public sources.

In addition, we employed the following procedures in performing our analysis:

•	Interviews with certain members of senior management of the Company, including Monte R. Black, President, CEO, and Chairman of the Board, and Robert J. Valentine, Vice President, CFO/COO, Secretary and Treasurer, to discuss the Company’s history, operations, financial condition, industry, and future prospects;

•	A visit to the Company’s headquarters in Hebron, Ohio;

•	A review of the historical market prices and trading volume of the Company’s publicly-traded common stock, an analysis of the stockholder profile of the Company and the number of stockholders, and a review of publicly available news articles and press releases relating to the Company;

•	A review of publicly available financial data of certain publicly-traded companies that we deem comparable to MPW;

3

•	A review of publicly available information regarding certain transactions involving companies that we deem comparable to MPW;

•	A review of premiums paid in certain going-private transactions that we deem relevant; and

•	Such other studies, analyses, and inquiries as we have deemed appropriate.

4

II. Overview of MPW

5

II.	OVERVIEW OF MPW

A.	Business Description

•	Founded in 1972, MPW, through its subsidiaries, provides integrated, technically-based industrial cleaning and related facilities support services to an array of industries primarily in North America.

•	The Company operates in four segments: Industrial Cleaning, Facility Maintenance and Support Services, Industrial Container Cleaning, and Industrial Process Water Purification.

Industrial Cleaning is the largest component of MPW’s total revenue at just over 60%, but has been operating at a loss in the past two fiscal years

6

Business Description (Continued)

•	The Industrial Cleaning segment provides industrial cleaning of critical operating equipment and services, including dry vacuuming, wet vacuuming, industrial power washing, water blasting, ultra-high pressure water blasting, and cryogenic cleaning. It also provides chemical cleaning services on heat exchange equipment primarily for customers in the utility, pulp and paper, and manufacturing industries. RTI and AK Steel accounted for 13% of the Industrial Cleaning revenue in fiscal 2005. This segment sells to over 300 customers.

•	Facility Management and Support Services segment provides support to customers’ ongoing maintenance of their facilities, as well as various cleaning services. This segment primarily services the automotive industry, as auto manufacturers require daily cleaning of their paint booths in order to meet strict finishing requirements. Toyota, BMW, Honda, and Kenworth Truck represented just under 90% of the revenue for Facility Management and Support Services in fiscal 2005.

•	The Industrial Container Cleaning segment provides container cleaning services to automotive paint manufacturers and other industrial customers. A large part of this segment’s operations involves cleaning automotive paint totes. It uses patented cleaning systems to perform services from two primary processing facilities located in Detroit, Michigan and Cleveland, Ohio. Dupont and PPG Industries, Inc. are the top two customers at 97% of Industrial Container Cleaning revenue.

•	The Industrial Process Water Purification segment offers pure feed water to customers primarily in the utility, manufacturing, and automotive industries. It also provides water purification equipment on an emergency response basis. Martin/Manattee Power Partners, Ford Motor Company, and General Electric were the top three customers in fiscal 2005.

B.	Financial Profile

MPW’s historical and adjusted financial statements are presented in Exhibit A. MPW’s fiscal year ends on June 30th. Operating results are presented for the four fiscal years ended June 30, 2002 through June 30, 2005 and for the latest twelve month (“LTM”) period ended February 28, 2006 (collectively, the “historical period”). The Company’s fiscal year financial statements are based on a combination of internally-prepared financial statements and Form 10-Ks. The LTM period financial statements are based on internally-prepared financial statements. Unless otherwise noted, references made to a year reflect the fiscal year ending in that year (e.g., 2005 refers to the fiscal year ended June 30, 2005).

Balance Sheets

•	MPW’s balance sheet is moderately levered as of December 31, 2005, with total assets of $65.7 million, total liabilities of $32.8 million, and stockholders’ equity of $32.9 million.

•	Total assets decreased from $85.8 million as of 2002 to $62.2 million as of 2005 (primarily attributable to a decline in net property and equipment and other assets), before increasing slightly to $65.7 million as of December 31, 2005. Other assets as of 2002 included an investment in an unconsolidated affiliate, which was subsequently written off.

7

Financial Profile (Continued)

•	Current assets consist primarily of accounts receivable, inventories, deferred income taxes, prepaid expenses, and cash and cash equivalents. Over the historical period, current assets remained within a tight range, ranging from approximately $22 million to $25 million.

•	MPW’s net property and equipment decreased from $37.5 million as of 2002 to $29.2 million as of December 31, 2005, as depreciation outpaced capital expenditures.

•	The Company’s largest other assets are goodwill and other net intangible assets, which were $5.5 million and $6.1 million, respectively, as of December 31, 2005.

•	The primary components of current liabilities are accounts payable, current interest-bearing debt, and accrued liabilities. Current liabilities ranged between $12.2 million and $18.1 million during the historical period.

•	Interest-bearing debt was $17.6 million as of December 31, 2005. Interest-bearing debt is down from a historical period high of $27.4 million as of 2002.

•	Due to the write-off of an investment in an unconsolidated affiliate, total stockholders’ equity decreased from $39.8 million as of 2002 to $32.9 million as of December 31, 2005.

Income Statements

•	Revenue ranged from a low of $89.1 million in 2004 to a high of $102.8 million in 2003. Revenue growth over the historical period represented a 2.8% compound annual growth rate (“CAGR”).

•	Gross margin steadily decreased from 33.4% to 25.7% during the historical period. The decreasing trend in gross margin is partially attributable to competitive pricing pressures.

•	The Company’s selling, general and administrative (“S,G&A”) expenses fluctuated between $14.7 million and $17.4 million during the historical period. Depreciation and amortization expense declined from 10.9% of revenue in 2002 to 7.4% of revenue in the LTM period.

•	The Company’s reported earnings before interest, taxes, depreciation, and amortization (“EBITDA”) ranged from a low of $9.0 million, or 10.1% of revenue, in 2004, to a high of $15.6 million, or 17.2% of revenue, in 2002, with an average of approximately $12.0 million, or 12.6% of revenue, during the historical period (see Exhibits A-3 and A-4).

•	Net capital expenditures ranged from a low of $3.7 million in 2004 to a high of $7.4 million in 2003, and averaged $5.8 million during the historical period.

8

Financial Profile (Continued)

Certain non-recurring adjustments were made to reported financial results to more accurately reflect the Company’s normalized economic income from operations. These adjustments are based on a schedule provided by MPW management and are detailed in Exhibit A-5. The chart below compares the Company’s adjusted earnings before interest and taxes (“EBIT”) margin to the reported EBIT margin.

•	MPW’s adjusted EBIT declined from $7.6 million in 2002, or 8.3% of revenue, to $1.5 million, or 1.7% of revenue, in 2004, before increasing to $3.6 million, or 3.6% of revenue, in the LTM period.

Removing certain non-recurring items, such as workers’ compensation, inventory adjustments, and customer bankruptcies, among others, results in improved profitability

9

C.	Stock Ownership

Mr. Black and his immediate family own approximately 59% of the common stock outstanding or essentially all of the total insider common stock

Tontine Financial Partners, National City Bank, and Vanguard Group are the three largest institutional holders, with roughly 14% of the total common stock

	Common Shares Outstanding		% of Common
Insider Ownership(1)
Monte R. Black	6,312,654	(2)	58.91%
Pete A. Klisares	2,000		0.02%
Luke Feck	2,000		0.02%
Timothy A. Walsh	1,500		0.01%
James P. Mock	1,000		0.01%
Robert Valentine	0		0.00%
Alfred Friedman	0		0.00%

Total Insider	6,319,154		58.97%
Institutional Ownership(3)
Tontine Financial Partners	807,500		7.54%
National City Bank	547,840		5.11%
Vanguard Group, Inc.	117,820		1.10%
CalPERS	66,000		0.62%
Northern Trust Corporation	16,892		0.16%
Dimensional Fund Advisors	12,900		0.12%
Barclays Bank PLC	7,133		0.07%

Total Institutional	1,576,085		14.71%
Other Public Float	2,820,968		26.32%

Basic Shares Outstanding	10,716,207		100.00%

(1)	Based on the Company’s Schedule 14A Proxy Statement as of October 2005.

(2)	Includes 620,000 shares held by Mr. Black’s wife; 39,954 shares held by Mr. Black’s children; and an aggregate of 547,840 shares held in trust for Mr. Black’s children.

(3)	Based on Bloomberg, L.P. data as of December 31, 2005.

MPW is majority owned by Mr. Black and his family, as the public float and institutional ownership represented a combined 41% of the common stock outstanding

10

D.	Trading Profile

MPW shares spiked in September 2005 due to Hurricane Katrina speculation, as investors thought MPW would benefit from rebuilding opportunities…

Summary Stock Price Profile - LTM

Price per Share @ March 17, 2006	$1.99
52 Week High	2.87
52 Week Low	1.70
52 Week Median	1.99
52 Week Mean	2.05

…but the speculation subsided by October 2005, prompting the shares to return to a more historically consistent level

Summary Stock Volume Profile - LTM

Volume @ March 17, 2006	9,500
52 Week High	774,200
52 Week Low	0
52 Week Median	4,450
52 Week Mean	20,587

11

Trading Profile (continued)

Source:	Capital IQ, Inc.

12

Trading Profile (continued)

MPW shares have underperformed both the S&P 500 and our proprietary guideline index over the last twelve months*

Source: Capital IQ, Inc.

*	The SRR Guideline index is a market capitalization-weighted index comprised of the guideline companies discussed later in this presentation

15

Trading Profile (continued)

Approximately 27% of MPW’s volume over the latest twelve-month period has traded above the Offer Price, mainly due to the Hurricane Katrina rebuilding speculation

Source:	Capital IQ, Inc.

14

E.	Economic and Industry Overview

GDP growth is expected to be flat in 2006, before trending down to approximately 3.0% long-term

Inflation is expected to decline in 2006 and remain steady over the subsequent ten years

15

Economic and Industry Overview (Continued)

MPW services heavy industrial companies in the automotive, utilities, manufacturing, pulp & paper, and metals industries, among others

•	The manufacturing industry (22% of revenue) is highly fragmented and dependent on consumer spending / retail, with an expected CAGR of 5.2% from 2005 to 2008. The industry has been impacted by low cost imports.

•	The automotive industry (17% of revenue) is also very cyclical and competitive, as well as dependent on consumer spending. Automotive customers frequently seek price concessions from MPW.

•	The metals industry (17% of revenue) is dependent on the general manufacturing and automotive industries. The industry is highly cyclical and is impacted by foreign imports. Industry sources have estimated a CAGR of 7.8% from 2005 through 2008.

•	The utilities industry (24% of sales) is the largest and the least cyclical end market. Demand is tied to population growth and general economic activity, as well as changes in consumption and regulation. The expected CAGR from 2005 through 2008 is 5.1%.

•	The pulp and paper industry (11% of sales) is dependent on consumer and business demand. The industry is highly cyclical and is impacted by foreign competition. Industry sources have estimated a CAGR of 5.5% from 2005 through 2008.

16

III. Valuation of MPW

17

III.	VALUATION OF MPW

A.	Valuation Considerations

Discounted Cash Flow (“DCF”) Analysis

•      Develop five-year projections

•      Residual year and cost of capital methodology

•      Sensitivity analysis for key assumptions

Leveraged Buyout (“LBO”) Analysis

•      Develop five-year projections

•      Layer in maximum debt structure

•      Value to achieve required equity returns

Guideline Company Analysis

•      Publicly-traded companies

•      Similar operating/industry characteristics

•      Apply relevant valuation multiples

Transaction Analysis

•      Recent M&A transactions

•      Similar operating/industry characteristics

•      Apply relevant valuation multiples

Implied Valuation of MPW

18

B.	Discounted Cash Flow Method

MPW’s expected future cash flows from 2006 through 2010 are based on management’s projections. These forecasts were reviewed for reasonableness in light of historical performance, discussions with management, and operating conditions in the industry. We project a residual year cash flow in 2011. The following pages summarize the Company’s projected performance utilized in the DCF methodology.

Revenue growth over the entire projection period (i.e., 2006 through the residual period) corresponds to a CAGR of 4.1%, which is above the Company’s five-year historical period revenue CAGR of 2.8%

The EBITDA CAGR is projected to be 3.6%, which is below the revenue growth rate, resulting in modest margin contraction

19

Discounted Cash Flow Method (Continued)

MPW’s Enterprise Value (“EV”) is determined by calculating the present value of all future cash flows and the residual value using the Company’s weighted average cost of capital. The weighted average cost of capital calculation is presented in Exhibit B-1. The following table details the calculation of MPW’s EV. Based on a sensitivity analysis, we select an indicated EV range of $34.2 million to $46.1 million.

MPW Discounted Cash Flow Analysis

			For the Year Ending
			6/30/2006 Year 1	6/30/2007 Year 2	6/30/2008 Year 3	6/30/2009 Year 4	6/30/2010 Year 5	6/30/2011 Residual
1	Revenue		$102,114	$105,760	$109,774	$114,206	$118,877	$124,821
2	Cost of Services Sold		73,400	75,121	77,711	80,556	83,544	87,018

3	Gross Profit		28,714	30,639	32,063	33,650	35,333	37,802
4	S,G,&A Expenses		17,163	18,443	19,738	21,071	22,444	24,021
5	Other Income (Expense)		0	0	0	0	0	0

6	EBITDA		11,551	12,196	12,325	12,579	12,889	13,781
7	Depreciation and Amortization		7,963	7,597	7,301	6,962	6,767	6,498

8	EBIT		3,588	4,599	5,024	5,617	6,122	7,283
9	Interest Expense		0	0	0	0	0	0

10	Earnings Before Income Taxes		3,588	4,599	5,024	5,617	6,122	7,283
11	Income Taxes	40.0%	(1,435)	(1,840)	(2,010)	(2,247)	(2,449)	(2,913)

12	Debt-Free Net Income Adjustments:		2,153	2,760	3,015	3,370	3,673	4,370
13	Add: Depreciation and Amortization		7,963	7,597	7,301	6,962	6,767	6,498
14	Less: Capital Expenditures		(7,900)	(5,385)	(5,547)	(5,713)	(5,884)	(6,498)
15	Less: Additional Working Capital		(105)	(365)	(401)	(443)	(467)	(594)

16	Distributable Cash Flow		2,111	4,607	4,367	4,176	4,089	3,776

17 Enterprise Value Sensitivity Table (Dollars in Millions)

	Residual Growth Rate
WACC	3.0%	4.0%	5.0%	6.0%	7.0%
15.0%	30.50	32.80	35.60	39.00	43.30
14.5%	31.60	34.20	37.30	41.10	45.90
14.0%	32.90	35.70	39.10	43.40	48.90
13.5%	34.30	37.40	41.20	46.10	52.40
13.0%	35.80	39.20	43.50	49.10	56.50

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Discounted Cash Flow Method (Continued)

The following table details the common size discounted cash flow analysis.

MPW Discounted Cash Flow Analysis - Common Size

		For the Year Ending
		6/30/2006 Year 1	6/30/2007 Year 2	6/30/2008 Year 3	6/30/2009 Year 4	6/30/2010 Year 5	6/30/2011 Residual
1	Revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
2	Cost of Services Sold	71.9%	71.0%	70.8%	70.5%	70.3%	69.7%

3	Gross Profit	28.1%	29.0%	29.2%	29.5%	29.7%	30.3%
4	S,G,&A Expenses	16.8%	17.4%	18.0%	18.4%	18.9%	19.2%
5	Other Income (Expense)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

6	EBITDA	11.3%	11.5%	11.2%	11.0%	10.8%	11.0%
7	Depreciation and Amortization	7.8%	7.2%	6.7%	6.1%	5.7%	5.2%

8	EBIT	3.5%	4.3%	4.6%	4.9%	5.1%	5.8%
9	Interest Expense	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

10	Earnings Before Income Taxes	3.5%	4.3%	4.6%	4.9%	5.1%	5.8%
11	Income Taxes	-1.4%	-1.7%	-1.8%	-2.0%	-2.1%	-2.3%

12	Debt-Free Net Income Adjustments:	2.1%	2.6%	2.7%	3.0%	3.1%	3.5%
13	Add: Depreciation and Amortization	7.8%	7.2%	6.7%	6.1%	5.7%	5.2%
14	Less: Capital Expenditures	-7.7%	-5.1%	-5.1%	-5.0%	-4.9%	-5.2%
15	Less: Additional Working Capital	-0.1%	-0.3%	-0.4%	-0.4%	-0.4%	-0.5%

16	Distributable Cash Flow	2.1%	4.4%	4.0%	3.7%	3.4%	3.0%

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C.	Leveraged Buyout Analysis

•	For the lower end of the leveraged buyout analysis, we have adopted the following parameters:

•	Target 30% return for equity investors;

•	Maximum senior debt-to-LTM EBITDA of 3.00x;

•	Minimum percentage equity contribution of 20%; and

•	No adjustment for lack of public company expenses.

•	The lower end LBO analysis suggests an EV of approximately $40.4 million.

MPW - Low End of Range

Leveraged Buyout Analysis

($ millions) Sources & Uses	Amount	Percent
Uses
Equity Purchase	$23.9	57.3%
Retire Existing Debt	16.5	39.6%
Transaction and Financing Fees	1.3	3.1%

	$41.7	100.0%

Sources	/ LTM (a) EBITDA		/ 06’ EBITDA
	$11.1		$11.6
Revolver	1.31	x	1.25	x	$14.5	34.7%
Bank Term Debt	1.69	x	1.62	x	18.8	45.0%
Subordinated Debt	0.00	x	0.00	x	—	0.0%

	3.00	x	2.87	x	33.2	79.6%

			Initial Stake
Equity			100.0%		8.5	20.4%

					$41.7	100.0%

Transaction Valuation Summary

Implied Enterprise Value			$40.4
Less: Net Debt at Closing			(16.5)

Implied Equity Value			$23.9

Enterprise Value /	LTM (a)		2006E
Revenue	0.40	x	0.40	x
EBITDA	3.6	x	3.5	x
EBIT	11.3	x	10.3	x

	5-Year Returns (b)
	IRR		Ownership
Equity	30.0%		100.0%

Key Assumptions

Current 3-month LIBOR	4.94%
Revolver	7.44%
Bank Term Debt	7.44%
Tax Rate	40.0%
Amortize Finance Fees	5 years
Advance Rate Accounts Receivable	80.0%
Advance Rate Inventory	50.0%
Advance Rate PP&E	50.0%
Assumed Transaction Date	6/30/2006

(a)	Last twelve months ended February 28, 2008.

(b)	Assumes exit multiple of 3.6x EBITDA in 2011.

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Leveraged Buyout Analysis (Continued)

•	The projections below layer in the capital structure from a theoretical LBO and do not include a public company expense add back. For purposes of the LBO analysis, we projected performance for an additional year in 2011.

MPW - Low End of Range

Leveraged Buyout Analysis

($ millions)

	Year Ending June 30,
Summary Financial Results	2003A	2004A	2005A	2006E		2007P		2008P		2009P		2010P		2011P
Income Statement
Revenue	$95.8	$89.4	$93.3	$102.1		$105.8		$109.8		$114.2		$118.9		$124.8
growth	—	(6.7%)	4.3%	9.4%		3.6%		3.8%		4.0%		4.1%		5.0%
Gross Profit	$30.6	$25.3	$25.3	$28.7		$30.6		$32.1		$33.7		$35.3		$37.8
margin	32.0%	28.3%	27.1%	28.1%		29.0%		29.2%		29.5%		29.7%		30.3%
EBITDA	$14.6	$10.3	$10.0	$11.6		$12.2		$12.3		$12.6		$12.9		$13.8
margin	15.2%	11.5%	10.7%	11.3%		11.5%		11.2%		11.0%		10.8%		11.0%
EBIT	$4.9	$1.5	$2.2	$3.9		$5.0		$5.5		$6.0		$6.5		$7.0
margin	5.1%	1.7%	2.3%	3.9%		4.7%		5.0%		5.3%		5.4%		5.6%
EBITDA / Interest				NMF		4.9	x	5.5	x	6.2	x	7.0	x	8.5	x
Total Debt / EBITDA				2.87	x	2.48	x	2.23	x	1.96	x	1.69	x	1.31	x
Senior Debt / EBITDA				2.87	x	2.48	x	2.23	x	1.96	x	1.69	x	1.31	x
Senior Debt / Initial Senior Debt				100.0%		91.1%		82.7%		74.3%		65.8%		54.6%

Balance Sheet
Cash				$—		$0.0		$0.0		($0.0)		$0.0		($0.0)
Revolver				14.5		14.0		13.8		13.9		14.1		18.1
Bank Term Debt				18.8		16.3		13.7		10.8		7.8		0.0
Subordinated Debt				—		—		—		—		—		—

Total Debt				33.2		30.3		27.5		24.7		21.8		18.1
Working Capital				9.7		10.0		10.4		10.9		11.3		11.2
Capital Expenditures				7.9		5.4		5.5		5.7		5.9		6.3

Borrowing Base
Accounts Rec. Availability				$14.5		$15.2		$15.8		$16.4		$17.1		$17.4
Inventory Availability				0.8		0.9		0.9		0.9		1.0		1.0

Total Availability				15.4		16.0		16.7		17.3		18.1		18.4
Less: Revolver				(14.5)		(14.0)		(13.8)		(13.9)		(14.1)		(18.1)

Excess Availability				0.9		2.1		2.9		3.5		4.0		0.3
PP&E Availability				14.6		13.8		13.3		13.1		12.9		12.8

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Leveraged Buyout Analysis (Continued)

•	For the higher end of the leveraged buyout analysis, we have adopted the following parameters:

•	Target 25% return for equity investors;

•	Maximum senior debt-to-LTM EBITDA of 3.00x;

•	Minimum percentage equity contribution of 20%; and

•	Includes an adjustment for lack of public company expenses.

•	The higher end LBO analysis suggests an EV of approximately $44.4 million.

MPW - High End of Range

Leveraged Buyout Analysis

($ millions)

Sources & Uses	Amount	Percent
Uses
Equity Purchase	$27.9	61.0%
Retire Existing Debt	16.5	36.1%
Transaction and Financing Fees	1.3	2.8%

$45.7	100.0%

Sources	/ LTM (a) EBITDA	/ 06’ EBITDA
$11.4	$11.9
Revolver	1.26	x	1.21	x	$14.4	31.4%
Bank Term Debt	1.65	x	1.58	x	18.8	41.0%
Subordinated Debt	0.00	x	0.00	x	—	0.0%

2.91	x	2.79	x	33.1	72.4%

Initial Stake
Equity	100.0%	12.6	27.6%

$45.7	100.0%

Transaction Valuation Summary
Implied Enterprise Value	$44.4
Less: Net Debt at Closing	(16.5)

Implied Equity Value	$27.9
Enterprise Value /	LTM	(a)	2006E
Revenue	0.44	x	0.43	x
EBITDA	4.0	x	3.7	x
EBIT	12.4	x	10.5	x
Returns Analysis Summary
5-Year Returns (b)
IRR	Ownership
Equity	25.0%	100.0%
Key Assumptions
Current 3-month LIBOR	4.94%
Revolver	7.44%
Bank Term Debt	7.44%
Tax Rate	40.0%
Amortize Finance Fees	5 years

Advance Rate Accounts Receivable	80.0%
Advance Rate Inventory	50.0%
Advance Rate PP&E	50.0%
Assumed Transaction Date	6/30/2006

(a)	Last twelve months ended February 28, 2008.

(b)	Assumes exit multiple of 3.6x EBITDA in 2011.

24

Leveraged Buyout Analysis (Continued)

•	The projections below layer in the capital structure from a theoretical LBO and include a public company expense add back. For purposes of the LBO analysis, we projected performance for an additional year in 2011.

MPW - High End of Range

Leveraged Buyout Analysis

($ millions)

	Year Ending June 30,
Summary Financial Results	2003A	2004A	2005A	2006E		2007P		2008P		2009P		2010P		2011P
Income Statement
Revenue	$95.8	$89.4	$93.3	$102.1		$105.8		$109.8		$114.2		$118.9		$124.8
growth	—	(6.7%)	4.3%	9.4%		3.6%		3.8%		4.0%		4.1%		5.0%
Gross Profit	$30.6	$25.3	$25.3	$28.7		$30.6		$32.1		$33.7		$35.3		$37.8
margin	32.0%	28.3%	27.1%	28.1%		29.0%		29.2%		29.5%		29.7%		30.3%
EBITDA	$14.6	$10.3	$10.0	$11.9		$12.7		$13.4		$13.6		$13.9		$14.8
margin	15.2%	11.5%	10.7%	11.6%		12.1%		12.2%		11.9%		11.7%		11.9%
EBIT	$4.9	$1.5	$2.2	$4.2		$5.5		$6.6		$7.1		$7.5		$8.1
margin	5.1%	1.7%	2.3%	4.2%		5.2%		6.0%		6.2%		6.3%		6.5%
EBITDA / Interest				NMF		5.2	x	6.0	x	6.9	x	8.2	x	10.3	x
Total Debt / EBITDA				2.79	x	2.34	x	1.97	x	1.68	x	1.39	x	1.01	x
Senior Debt / EBITDA				2.79	x	2.34	x	1.97	x	1.68	x	1.39	x	1.01	x
Senior Debt / Initial Senior Debt				100.0%		90.1%		79.7%		69.2%		58.5%		45.0%

Balance Sheet
Cash				$—		$0.0		$0.0		($0.0)		$0.0		$0.0
Revolver				14.4		13.5		12.7		12.1		11.6		14.9
Bank Term Debt				18.8		16.3		13.7		10.8		7.8		0.0
Subordinated Debt				—		—		—		—		—		—

Total Debt				33.1		29.8		26.4		22.9		19.4		14.9
Working Capital				9.7		10.0		10.4		10.9		11.3		11.2
Capital Expenditures				7.9		5.4		5.5		5.7		5.9		6.3

Borrowing Base
Accounts Rec. Availability				$14.5		$15.2		$15.8		$16.4		$17.1		$17.4
Inventory Availability				0.8		0.9		0.9		0.9		1.0		1.0

Total Availability				15.4		16.0		16.7		17.3		18.1		18.4
Less: Revolver				(14.4)		(13.5)		(12.7)		(12.1)		(11.6)		(14.9)

Excess Availability				1.0		2.5		3.9		5.2		6.4		3.5
PP&E Availability				14.6		13.8		13.3		13.1		12.9		12.8

25

D.	Guideline Company Method

The guideline company method is used to estimate the Company’s EV by applying market related pricing ratios of comparable publicly traded stocks to the financial performance of MPW. This analysis is highlighted below and presented in Exhibit D.

The guideline companies were selected based upon their similarity to the Company; however, exact comparability is not required under this method of valuation. Rather, if there are no companies identical in terms of business line, it may be necessary to consider companies with an underlying similarity of relevant investment characteristics, such as end markets, products, growth, cyclical variability, or other pertinent factors. The guideline company tearsheets are presented in Exhibit C.

Selected Guideline Companies

	Company	03/17/06 Price Per Share	Shares Outstanding	Market Value of Equity (“MVE”)	Plus: Total Debt	Plus: Preferred Stock	Plus: Minority Int. in Subs.	Less: Cash and Equivalents	Enterprise Value (“EV”)
1	ABM Industries Inc.	$17.20	48.8	$838.8	$0.0	$0.0	$0.0	$43.2	$795.6
2	American Ecology Corp.	20.19	17.8	358.9	0.0	0.0	0.0	19.9	339.0
3	Brambles Industries Ltd.	7.60	1,699.9	12,924.3	2,156.1	0.0	7.9	133.0	14,955.3
4	CECO Environmental Corp.	9.13	10.0	91.2	16.4	0.0	0.0	0.5	107.1
5	Clean Harbors Inc.	31.73	17.0	541.0	154.6	0.0	0.0	47.1	648.4
6	Flow International Corp.	12.75	34.7	441.9	25.0	0.0	0.0	24.4	442.5
7	Impel SA	5.05	15.0	76.0	1.7	0.0	0.1	21.8	55.9
8	Lassila & Tikanoja Oyj	19.45	38.4	746.4	98.7	0.0	2.6	8.6	839.2
9	Matrix Service Co.	11.00	20.8	228.5	45.9	0.0	0.0	2.5	271.9
10	Op-Tech Environmental Services Inc.	0.36	11.7	4.2	6.6	0.0	0.0	0.0	10.9
11	Perma-Fix Environmental Services Inc.	1.70	44.8	76.1	16.7	0.0	1.3	0.1	93.9
12	PDG Environmental Inc.	2.03	15.7	32.0	8.1	2.7	0.0	0.3	42.5

26

Guideline Company Method (Continued)

Specific valuation multiples derived from the selected publicly traded companies are applied to the appropriate financial results of MPW.

Our selected range of multiples is reasonable given MPW’s smaller size, slower growth, and lower profitability versus the guideline group (refer to Exhibit D)

EBIT is a more meaningful performance measure than EBITDA given the differences between MPW’s historical capital expenditure and depreciation levels versus the guideline group

Guideline Company Method - Derivation of Implied Pricing Multiples

			Implied Pricing Multiples
			LTM				5-Year Average
	Company	Enterprise Value (“EV”)	EV/ Revenue		EV/ EBIT		EV/ Revenue		EV/ EBIT
1	ABM Industries Inc.	$795.6	0.31	x	12.5	x	0.35	x	14.7	x
2	American Ecology Corp.	339.0	4.27	x	18.3	x	6.11	x	32.0	x
3	Brambles Industries Ltd.	14,955.3	2.33	x	17.7	x	2.55	x	21.2	x
4	CECO Environmental Corp.	107.1	1.34	x	53.2	x	1.38	x	54.5	x
5	Clean Harbors Inc.	648.4	0.93	x	12.9	x	1.27	x	23.1	x
6	Flow International Corp.	442.5	2.41	x	28.3	x	2.81	x	nmf
7	Impel SA	55.9	0.30	x	3.8	x	0.37	x	5.4	x
8	Lassila & Tikanoja Oyj	839.2	1.88	x	18.5	x	2.35	x	20.0	x
9	Matrix Service Co.	271.9	0.57	x	nmf		0.67	x	49.4	x
10	Op-Tech Environmental Services Inc.	10.9	0.50	x	13.1	x	0.65	x	15.4	x
11	Perma-Fix Environmental Services Inc.	93.9	1.01	x	17.9	x	1.15	x	15.8	x
12	PDG Environmental Inc.	42.5	0.59	x	10.3	x	0.85	x	29.5	x
		Minimum	0.30	x	3.8	x	0.35	x	5.4	x
		Lower Quartile	0.55	x	12.7	x	0.67	x	15.6	x
		Median	0.97	x	17.7	x	1.21	x	21.2	x
		Upper Quartile	1.99	x	18.4	x	2.40	x	30.8	x
		Maximum	4.27	x	53.2	x	6.11	x	54.5	x

		Lower Bound	0.35	x	11.0	x	0.45	x	12.0	x
		Upper Bound	0.45	x	13.0	x	0.55	x	14.0	x

27

Guideline Company Method (Continued)

Applying the selected market multiples to the financial fundamentals of the Company yields a range of indications of EV, as presented in the following table:

Measure of Performance	MPW Results		Range of Multiples				Range of EV
LTM Revenue	$100,686	×	0.35x	to	0.45x	=	$35,240	to	$45,309
LTM EBIT	3,582	×	11.0x	to	13.0x	=	39,397	to	46,560
5-Year Average Revenue	94,024	×	0.45x	to	0.55x	=	42,311	to	51,713
5-Year Average EBIT	3,946	×	12.0x	to	14.0x	=	47,355	to	55,247

			Median				40,854		49,137
			Mean				41,076		49,707
		Coefficient of Variation					12.4%		9.3%
			Suggested EVs				$41,000	to	$49,000

28

E. Transaction Method

The transaction method is used to estimate the Company’s EV by applying market related pricing ratios of recent comparable M&A transactions to the financial performance of MPW. Similar to the guideline company method, exact comparability is not required under this method of valuation. This analysis is highlighted below and presented in Exhibit E. Exhibit F presents a list of other comparable M&A transactions that did not provide sufficient financial disclosure to be included in the analysis below.

We were able to find over 20 transactions that have taken place in the recent past with sufficient financial disclosure

Transaction Method - Summary of Indicated Multiples

Indicated Multiples
	Close Date	Target	Target Description	EV / Revenue	EV / EBIT
1	1/27/2006	IP Cleaning SpA	Manufactures pumps and industrial cleaning equipment	0.90x	n/a

2	1/6/2006	PSC Industrial Services Canada, Inc.	Provides waste management, treatment disposal, and related services	1.47x	5.9x

3	12/29/2005	Brambles Industrial Services Northern Hemisphere	Provides outsourced services to the steel industry	0.65x	n/a

4	11/7/2005	Brandywine Building Services, Inc.	Provides contract maintenance services, such as industrial cleaning and construction/specialty cleaning	0.66x	n/a

5	5/16/2005	Sira Business Services PLC	Provides janitorial cleaning services	0.31x	7.8x

6	5/15/2005	Penauilles Polyservices	Provides ground handling and airport support services, including general cleaning services	0.34x	16.0x

7	5/10/2005	ISS International Service System AS	Provides facility services, including cleaning, maintenance, and other services for various customer segments	0.75x	23.9x

8	4/1/2005	Veridium Corp.	Provides various waste management services to industrial organizations, including on-site industrial cleaning	1.15x	nmf

9	12/30/2004	CTP Thermique	Manufactures industrial equipment and provides installation, maintenance, repair, and cleaning services	0.12x	n/a

10	11/8/2004	Minuteman International, Inc.	Manufactures and distributes industrial cleaning equipment	0.75x	16.6x

11	12/5/2003	Environmental Recovery Services, Ltd.	Supplies part cleaning services to the automotive industry and provides recycling services for industrial solvents	0.90x	nmf

12	3/7/2003	Hake Group, Inc.	Provides industrial contracting services to the petroleum, chemical, and manufacturing industries	0.29x	n/a

13	7/12/2002	Lakeside Building Maintenance, Inc.	Provides janitorial contract services	0.37x	7.9x

29

Transaction Method (Continued)

Our selected multiples range is reasonable given MPW’s larger size, but lower profitability when compared to the transaction targets

Transaction Method - Summary of Indicated Multiples (Continued)

Indicated Multiples
	Close Date	Target	Target Description	EV / Revenue	EV / EBIT
14	2/20/2002	Sevenson Environmental Services, Inc.	Provides field services for the remediation of sites and facilities, including industrial cleaning to operating plants and refineries	0.80x	7.4x
15	4/30/2001	Easterday Janitorial Supply Company	Manufactures and markets industrial cleaning products	0.30x	n/a
16	9/7/2000	Diversified Scientific Services, Inc.	Provides mixed disposal waste services	0.84x	3.3x
17	8/21/2000	Canisco Resources, Inc.	Provides services supporting operations and facility maintenance for the power generation, pulp and paper, general industrial, and petrochemical markets	0.29x	18.8x
18	6/5/2000	Compass Cleaning Ltd.	Provides industrial cleaning services	1.44x	nmf
19	4/7/2000	Klinos Sa	Provides cleaning services	1.36x	nmf
20	3/23/2000	Befesa Medio Ambiente SA	Provides various services, such as recycling, industrial residues management, industrial cleaning, and environmental engineering	1.38x	11.8x
21	12/8/1999	Kirk & Blum Manufacturing Co.	Manufactures, designs, and installs clean air systems inside manufacturing plants	0.41x	7.3x
22	6/3/1999	Chemical Conservation	Collects, treats, and recycles industrial and hazardous waste materials	0.57x	14.8x
Analysis of Multiples
23	Maximum			1.47x	23.9x
24	Upper Quartile			0.90x	16.1x
25	Median			0.70x	9.9x
26	Lower Quartile			0.35x	7.4x
27	Minimum			0.12x	3.3x
28	Upper Bound			0.55x	13.0x
29	Lower Bound			0.45x	11.0x

Notes:

n/a = Not Available

nmf = Not Meaningful

30

Transaction Method (Continued)

Applying the selected transaction multiples to the financial fundamentals of the Company yields a range of indications of EV, as presented in the following table:

Measure of Performance	MPW LTM Results		Range of Multiples				Range of EV
Revenue	$100,686	×	0.45x	to	0.55x	=	$45,309	to	$55,377
EBIT	3,582	×	11.0x	to	13.0x	=	39,397	to	46,560

			Median				42,353		50,969
			Coefficient of Variation				9.2%		11.3%
			Suggested EVs				$42,000	to	$51,000

31

F.	Valuation Conclusions

The indicated EVs for the four methodologies range from a low of $34 million to a high of $51 million. The indicated EVs as a multiple of sales and EBIT ranged from 0.34x to 0.51x and 9.5x to 14.2x, respectively. The offer price of $2.55 per share translates into an EV of approximately $43.5 million.

Indicated Range of Enterprise Value by Methodology

32

Preliminary Indication of Value (Continued)

The indicated value per share ranges from $2.14 to $2.95 with a point estimate of $2.55

Indicated Range of Value per Share ($ in Thousands)

	Low	Point	High
Guideline Company Method	$41,000	$45,000	$49,000
Transaction Method	42,000	46,500	51,000
Discounted Cash Flow Method	34,200	39,100	46,100
Leveraged Buyout Analysis	40,400	42,400	44,400

Average	39,400	43,250	47,625
Enterprise Value Range	$39,000	$43,500	$48,000
Less: Interest-Bearing Debt	(17,633)	(17,633)	(17,633)
Plus: Cash	1,114	1,114	1,114
Plus: Option Proceeds	696	1,162	1,162
Plus: Proceeds from Potential Pentagon Sale	600	600	600

Indicated Value of Equity	23,777	28,743	33,243
Divide By: Fully Diluted Shares Oustanding	11,091	11,280	11,280

Indicated Value Per Share	$2.14	$2.55	$2.95

33

G.	Other Considerations

•	Management forecasts improved cash flows as a private company (“Synergy”). The following chart details our indicated values by methodology on an unadjusted and improved cash flow basis.

•	Subsequent to the Transaction, the surviving company may elect to change its tax status to a pass-through entity.

34

Other Considerations (Continued)

The private company savings results in higher per share values

Indicated Range of Value per Share on a Synergistic Basis* ($ in Thousands)

	Low	Point	High
Guideline Company Method (Including Synergies)	$46,200	$51,050	$55,900
Transaction Method	42,000	46,500	51,000
Discounted Cash Flow Method (Including Synergies)	39,400	46,200	53,000
Leveraged Buyout Analysis	40,400	42,400	44,400

Average	42,000	46,538	51,075
Enterprise Value Range on a Synergistic Basis	$42,000	$46,500	$51,000
Less: Interest-Bearing Debt	(17,633)	(17,633)	(17,633)
Plus: Cash	1,114	1,114	1,114
Plus: Option Proceeds	746	1,162	1,162
Plus: Estimated Value of Ownership in Pentagon	600	600	600

Indicated Value of Equity on a Synergistic Basis	26,827	31,743	36,243
Divide By: Fully Diluted Shares Outstanding	11,113	11,280	11,280

Indicated Value Per Share on a Synergistic Basis	$2.41	$2.81	$3.21

*	Synergies include private company savings, such as the add back of Sarbanes Oxley expenses

35

IV. Premiums Paid Analysis

36

IV.	PREMIUMS PAID ANALYSIS

A.	All Merger and Acquisition Transactions

Median premiums offered and the number of M&A transactions trended downward from 2000 through 2004, before rebounding in 2005

% Premium Offered 1995 to Year-To-Date 2006

Year	Average Premium	Median Premium	Number of Transactions
1995	44.7%	29.2%	324
1996	36.6%	27.3%	381
1997	35.7%	27.5%	487
1998	40.7%	30.1%	512
1999	43.3%	34.6%	723
2000	49.2%	41.1%	574
2001	57.2%	40.5%	439
2002	59.7%	34.4%	326
2003	62.3%	31.6%	371
2004	30.7%	23.4%	322
2005	34.5%	24.5%	392
2006*	29.3%	19.0%	180

Source:	FactSet Mergerstat, LLC 2006 Mergerstat Review

*	Year-to-date 2006 information is from Mergerstat on-line, and may not incorporate any adjustments made in the Mergerstat Review publication.

37

All Merger and Acquisition Transactions (Continued)

Average premiums offered for minority interests have historically been comparatively lower than average premiums offered for controlling interests

Average Premium Offered: Controlling vs. Minority Interest

	Controlling		Minority
Year	Average Premium	Number of Transactions	Average Premium	Number of Transactions
2000	49.1%	560	53.8%*	14
2001	58.0%	422	35.2%	16
2002	59.8%	315	39.9%	11
2003	63.0%	365	21.1%	6
2004	30.9%	309	27.2%	13
2005	33.6%	371	17.6%	21

*	Includes the acquisition of a 19.5% stake in ATEC Group for $7 per share which yielded a 5-day premium of 329.4%. Excluding this premium, the average premium offered for a minority interest was 32.6%.

Source:	FactSet Mergerstat, LLC 2006 Mergerstat Review

38

All Merger and Acquisition Transactions (Continued)

Median Premium Offered: Comparison by Dollar Value of Transaction

	2000		2001		2002		2003		2004		2005
Purchase Price	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions
$25.0 Million or less	42.9%	89	56.3%	113	49.4%	114	43.6%	87	21.4%	52	43.4%	45
Over $25.0 through $50.0 Million	38.0%	72	45.0%	57	44.0%	42	39.5%	52	35.5%	38	31.7%	51
Over $50.0 through $99.9 Million	41.5%	69	44.2%	64	36.3%	52	32.6%	63	24.5%	38	25.0%	41
$100.0 Million or more	41.4%	344	33.7%	204	26.7%	118	25.0%	169	21.3%	194	21.2%	255

Source:	FactSet Mergerstat, LLC 2006 Mergerstat Review

Median premiums offered have historically exhibited an inverse relationship with transaction size…

Median Premium Offered: Low Priced Stocks vs. High Priced Stocks

	2000		2001		2002		2003		2004		2005
Seller’s Per-Share Market Price Five Days Before Announcement	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions	Median Premium	Number of Transactions
$10.00 and under	48.8%	256	51.5%	249	44.4%	201	39.4%	210	28.7%	127	27.6%	162
Over $10.00 through $25.00	38.8%	211	35.7%	138	31.0%	85	21.7%	106	26.3%	117	22.4%	124
Over $25.00 through $50.00	36.6%	71	28.4%	42	17.3%	33	24.8%	45	17.3%	63	19.8%	83
$50.00 or more	32.4%	36	9.0%	10	25.6%	7	38.6%	11	10.6%	15	14.3%	23

Source:	FactSet Mergerstat, LLC 2006 Mergerstat Review

…similarly, median premiums offered have historically exhibited an inverse relationship with stock price

39

B.	All Going-Private Transactions

The number of going-private transactions has generally increased over the past ten years

% Premium and P/E Ratio Offered in Going-Private Transactions, 1995 to 2005

	Number of Transactions	Premium Offered		P/E Ratio Offered
Year		Average	Median	Average	Median
1995	10	29.8%	19.2%	30.8	17.2
1996	16	34.8%	26.2%	28.9	23.1
1997	35	30.4%	24.5%	23.6	19.9
1998	70	29.1%	20.4%	20.2	17.7
1999	74	38.0%	32.7%	22.3	16.9
2000	77	41.9%	38.7%	16.2	12.5
2001	77	67.6%	52.2%	22.7	12.1
2002	70	86.4%	40.0%	26.2	18.0
2003	124	129.7%*	41.5%	21.3	16.5
2004	98	28.9%	17.2%	26.1	18.4
2005	142	35.1%	22.5%	24.9	22.7

*	Includes the acquisition of CLC Healthcare Inc. for $1 per share which yielded a 5 day premium of 4,900%. Excluding this premium, the average premium offered for going private transactions was 60.5%.

Source: FactSet Mergerstat, LLC 2006 Mergerstat Review

40

C.	Select Going-Private Transactions

Stout Risius Ross, Inc. reviewed 77 recent going-private transactions involving the acquisition of a minority interest from the public domain by investors who, either individually or collectively, owned a controlling interest in the target company prior to the transaction (see Exhibit G for a full list of the transactions we reviewed). The pre-acquisition market capitalizations of the target companies ranged from $190,000 to $17.5 billion, with a median of $15.7 million. Further, the median observed premium in the selected transactions was 25% to 35% (based on the pre-announcement period). Summary data of the 77 transactions is provided in the table below and in the tables on the following pages.

Summary of Premium Offered Analysis: Select Going-Private Transactions

Number of Transactions	77
Median Deal Size ($ in millions)	$5.4
Median Market Cap ( $ in millions)	$15.7
Median Premium Offered - 1 Day	25.0%
Median Premium Offered - 5 Day	30.0%
Median Premium Offered - 30 Day	34.6%

41

Select Going-Private Transactions (Continued)

Premium Offered Analysis: Select Going-Private Transactions by Market Capitalization

	Market Capitalization < $15.0 Million			Market Capitalization > $15.0 Million
	1 Day Premium	5 Day Premium	30 Day Premium	1 Day Premium	5 Day Premium	30 Day Premium
Number of Transactions	36			39
Lower Quartile	11.1%	9.4%	11.9%	13.0%	12.5%	13.8%
Median	30.5%	34.8%	40.8%	21.2%	29.3%	29.3%
Mean	54.9%	63.3%	52.0%	27.3%	31.7%	41.4%
Upper Quartile	100.4%	85.3%	79.3%	41.7%	43.0%	48.0%

Source: FactSet Research Systems Inc.’s Mergerstat Database and Capital IQ, Inc.

The select going-private transactions suggest that there is an inverse relationship between premiums offered and transaction size, which is consistent with the M&A transaction data previously presented in this section

42

Select Going-Private Transactions (Continued)

Premium Offered Analysis: Select Going-Private Transactions by Announcement Date

	5-Yr Period (since Jan ‘01)			3-Yr Period (since Jan ‘03)			1-Yr Period (since Jan ‘05)
	1 Day Premium	5 Day Premium	30 Day Premium	1 Day Premium	5 Day Premium	30 Day Premium	1 Day Premium	5 Day Premium	30 Day Premium
Number of Transactions	77			41			10
Lower Quartile	12.9%	12.3%	12.6%	11.1%	8.7%	12.6%	-36.8%	-25.9%	-35.2%
Median	25.0%	30.0%	34.6%	18.6%	21.1%	25.0%	6.4%	7.1%	10.5%
Mean	40.6%	46.5%	47.4%	32.6%	37.5%	42.1%	7.1%	23.2%	34.5%
Upper Quartile	63.3%	63.3%	63.6%	38.5%	63.9%	63.6%	14.8%	31.4%	45.1%

Source: FactSet Research Systems Inc.’s Mergerstat Database and Capital IQ, Inc.

The select going-private transactions suggest that there has been a downward trend in the premium offered over the past several years.

43

V. Conclusions

44

V.	CONCLUSIONS

A.	Analysis of Offer Price

Implied Valuation Multiples

Calculation of Implied Equity Value
Fully-Diluted Shares Outstanding	11,280,207
Offer Price	$2.55

Implied Equity Value Before Option Proceeds	28,764,528
Less: Assumed Option Proceeds Upon Exercise	(1,161,520)

Implied Equity Value	27,603,008
Adjustments to Arrive at Implied EV
Plus: Interest-Bearing Debt	17,633,000
Less: Cash	(1,114,000)
Less: Proceeds from Potential Pentagon Sale	(600,000)

Implied Enterprise Value	$43,522,008

Historical and Projected Operating Results
LTM Adjusted EBIT	$3,581,527
FY 2006E EBIT	3,587,600
LTM Revenue	100,685,557
FY 2006E Revenue	102,114,000
Implied Valuation Multiples
EV / LTM Adjusted EBIT	12.2x
EV / FY 2006E EBIT	12.1x
EV / LTM Revenue	0.43x
EV / FY 2006E Revenue	0.43x

45

Analysis of Offer Price (Continued)

The premiums to the 1-day stock price and 30-day stock price are 11% and 30%, respectively

Premium Analysis

	MPW Price	% Premium
Premium to:
Offer Price	$2.55	n/a
1-Day Price (4/4/06)	2.30	10.9%
5-Day Price (3/29/06)	2.22	14.9%
30-Day Price (2/22/06)	2.01	26.9%
1-Year Average	2.04	24.8%
1-Year Median	1.99	28.1%
1-Year High	2.87	-11.1%
1-Year Low	1.70	50.0%

B.	Conclusion as to Fairness

Based upon the analysis presented herein, the proposed Transaction at a price of $2.55 per share is fair, from a financial point of view, to the Company’s shareholders other than the Purchaser.

46

EXHIBIT A

MPW Historical Financial Statements

A-1	Reported Balance Sheets

		As Of
		6/30/2002	6/30/2003	6/30/2004	6/30/2005	12/31/2005
	Assets
	Current Assets
1	Cash	$164	$2,726	$2,237	$744	$1,114
2	Accounts Receivable, Net	16,219	17,201	14,866	16,723	19,121
3	Inventories	2,221	2,294	2,119	2,002	1,844
4	Deferred Income Taxes	1,912	1,461	1,679	1,264	1,504
5	Prepaid Expenses	776	1,197	1,070	1,066	763
6	Other Current Assets	672	16	2	15	0

7	Total Current Assets	21,964	24,895	21,973	21,814	24,346
	Property and Equipment
8	Land and Buildings	8,464	9,955	10,654	10,719	n/a
9	Motor Vehicles and Transportation Equipment	44,888	48,214	47,809	48,093	n/a
10	Machinery and Equipment	24,856	26,236	27,342	27,943	n/a
11	Leasehold Improvements	5,071	5,184	5,099	5,195	n/a
12	Furniture, Fixtures, and Computer Equipment	3,121	3,291	2,933	2,989	n/a
13	Construction in Progress	3,098	2,605	1,127	1,918	n/a

14	Gross Property and Equipment	89,498	95,485	94,964	96,857	n/a
15	Less: Accumulated Depreciation and Amortization	(52,022)	(60,365)	(64,766)	(68,665)	n/a

16	Net Property and Equipment	37,476	35,120	30,198	28,192	29,232
	Other Assets
17	Goodwill	9,953	6,044	6,044	5,487	5,487
18	Other Intangibles, Net	7,569	6,889	6,284	6,503	6,131
19	Other Assets	8,853	122	192	243	474

20	Total Other Assets	26,375	13,055	12,520	12,233	12,092

21	Total Assets	$85,815	$73,070	$64,691	$62,239	$65,670

A-2	Reported Balance Sheets (Continued)

		As Of
		6/30/2002	6/30/2003	6/30/2004	6/30/2005	12/31/2005
	Liabilities & Stockholders’ Equity
	Current Liabilities
22	Accounts Payable	$4,910	$8,218	$3,513	$3,547	$5,144
23	Accrued Compensation and Related Taxes	2,665	2,373	1,902	1,899	2,139
24	Current Maturities of Long-Term Debt	1,382	1,322	1,261	1,234	1,222
25	Other Accrued Liabilities	5,775	6,153	5,608	5,518	6,297

26	Total Current Liabilities	14,732	18,066	12,284	12,198	14,802
	Long-Term Liabilities
27	Long-Term Debt	25,972	18,892	17,631	16,410	16,411
28	Deferred Income Taxes	5,350	3,400	3,447	1,806	1,363
29	Other Long-Term Liabilities	0	469	0	0	219

30	Total Long-Term Liabilities	31,322	22,761	21,078	18,216	17,993

31	Total Liabilities	46,054	40,827	33,362	30,414	32,795
	Stockholders’ Equity
32	Common Stock	109	109	107	107	107
33	Additional Paid-In Capital	41,507	41,507	40,921	40,936	41,047
34	Accumulated Deficit	(1,416)	(9,027)	(9,690)	(9,223)	(8,356)
35	Accumulated Other Comprehensive Income (Loss)	(439)	(346)	(9)	5	77

36	Total Stockholders’ Equity	39,761	32,243	31,329	31,825	32,875

37	Total Liabilities & Stockholders’ Equity	$85,815	$73,070	$64,691	$62,239	$65,670

A-3	Reported Income Statements

		For the Fiscal Year Ended				12 Months Ended 2/28/2006
		6/30/2002	6/30/2003	6/30/2004	6/30/2005
1	Revenue	$90,877	$102,821	$89,125	$93,298	$100,686
2	Cost of Services Sold	60,549	70,166	64,618	68,815	74,858

3	Gross Profit	30,328	32,655	24,507	24,483	25,828
	Operating Expenses
4	S,G&A expenses	14,720	17,446	15,492	15,135	15,343
5	Depreciation and Amortization	9,899	10,133	8,781	7,854	7,489

6	Total Operating Expenses	24,619	27,579	24,273	22,989	22,832

7	Income from Operations	5,710	5,076	234	1,494	2,996
8	Other Income (Expense)	0	0	0	186	186

9	Earnings Before Interest and Taxes	5,710	5,076	234	1,680	3,182
10	Interest Expense	(2,582)	(1,892)	(1,129)	(1,076)	n/a

11	Earnings Before Income Taxes	3,128	3,184	(895)	604	n/a
12	Income Taxes	(1,172)	(1,164)	232	(138)	n/a

13	Net Income	$1,956	$2,020	$(663)	$466	n/a

14	Net Capital Expenditures	7,052	7,411	3,679	5,086	n/a
15	Depreciation and Amortization	9,899	10,133	8,781	7,854	7,489
16	EBIT	5,710	5,076	234	1,680	3,182
17	EBITDA	15,609	15,210	9,015	9,534	10,671

A-4	Reported Income Statements (Common Size)

		For the Fiscal Year Ended				12 Months Ended 2/28/2006
		6/30/2002	6/30/2003	6/30/2004	6/30/2005
1	Revenue	100.0%	100.0%	100.0%	100.0%	100.0%
2	Cost of Services Sold	66.6%	68.2%	72.5%	73.8%	74.3%

3	Gross Profit	33.4%	31.8%	27.5%	26.2%	25.7%
	Operating Expenses
4	S,G&A expenses	16.2%	17.0%	17.4%	16.2%	15.2%
5	Depreciation and Amortization	10.9%	9.9%	9.9%	8.4%	7.4%

6	Total Operating Expenses	27.1%	26.8%	27.2%	24.6%	22.7%

7	Income from Operations	6.3%	4.9%	0.3%	1.6%	3.0%
8	Other Income (Expense)	0.0%	0.0%	0.0%	0.2%	0.2%

9	Earnings Before Interest and Taxes	6.3%	4.9%	0.3%	1.8%	3.2%
10	Interest Expense	-2.8%	-1.8%	-1.3%	-1.2%	n/a

11	Earnings Before Income Taxes	3.4%	3.1%	-1.0%	0.6%	n/a
12	Income Taxes	-1.3%	-1.1%	0.3%	-0.1%	n/a

13	Net Income	2.2%	2.0%	-0.7%	0.5%	n/a

14	Net Capital Expenditures	7.8%	7.2%	4.1%	5.5%	n/a
15	Depreciation and Amortization	10.9%	9.9%	9.9%	8.4%	7.4%
16	EBIT	6.3%	4.9%	0.3%	1.8%	3.2%
17	EBITDA	17.2%	14.8%	10.1%	10.2%	10.6%

A-5	Adjustments to Reported Income Statements

		For the Fiscal Year Ended				12 Months Ended 2/28/2006
		6/30/2002	6/30/2003	6/30/2004	6/30/2005
	Revenue
1a	Revenue - GM Audit	$0	$0	$312	$0	$0
1b	Revenue - GM Oklahoma	0	(7,000)	0	0	0

	Total Adjustment to Revenue	0	(7,000)	312	0	0

	Cost of Services Sold
2a	Workers’ Comp Adjustments	0	(450)	(525)	(500)	(560)
2b	Inventory Adjustments	0	0	0	(291)	(291)
2c	GM Oklahoma	0	(4,200)	0	0	0
2d	Other Cost of Goods Sold Adjustments	0	(317)	0	0	(352)

	Total Adjustment to Cost of Services Sold	0	(4,967)	(525)	(791)	(1,203)

	Operating Expenses
4a	Customer Bankrupties	0	(1,415)	(1,119)	0	0
4b	Other S,G&A Adjustments	0	(2)	656	125	617
5a	Depreciation and Amortization	(1,842)	(443)	0	0	0

	Total Adjustment to Operating Expenses	(1,842)	(1,860)	(463)	125	617

	Other Income (Expense)
8a	Other Income (Expense) Adjustment	0	0	0	(186)	(186)

	Total Adjustment to Other Income (Expense)	0	0	0	(186)	(186)

12a	Income Taxes	(816)	(41)	(394)	(296)	n/a

	Net Adjustment to:
	Net Income	1,026	(214)	906	184	n/a
	EBIT	1,842	(173)	1,300	480	400
	EBITDA	0	(616)	1,300	480	400

A-6	Adjusted Income Statements

		For the Fiscal Year Ended				12 Months Ended 2/28/2006
		6/30/2002	6/30/2003	6/30/2004	6/30/2005
1	Revenue	$90,877	$95,821	$89,437	$93,298	$100,686
2	Cost of Services Sold	60,549	65,199	64,093	68,024	73,655

3	Gross Profit	30,328	30,622	25,344	25,274	27,031
	Operating Expenses
4	S,G&A expenses	14,720	16,029	15,029	15,260	15,960
5	Depreciation and Amortization	8,057	9,690	8,781	7,854	7,489

6	Total Operating Expenses	22,777	25,719	23,810	23,114	23,449

7	Income from Operations	7,552	4,903	1,534	2,160	3,582
8	Other Income (Expense)	0	0	0	0	0

9	Earnings Before Interest and Taxes	7,552	4,903	1,534	2,160	3,582
10	Interest Expense	(2,582)	(1,892)	(1,129)	(1,076)	n/a

11	Earnings Before Income Taxes	4,970	3,011	405	1,084	n/a
12	Income Taxes	(1,988)	(1,205)	(162)	(434)	n/a

13	Net Income	$2,982	$1,807	$243	$651	n/a

14	Net Capital Expenditures	7,052	7,411	3,679	5,086	n/a
15	Depreciation and Amortization	8,057	9,690	8,781	7,854	7,489
16	EBIT	7,552	4,903	1,534	2,160	3,582
17	EBITDA	15,609	14,594	10,315	10,014	11,071

A-7	Adjusted Income Statements (Common Size)

		For the Fiscal Year Ended				12 Months Ended 2/28/2006
		6/30/2002	6/30/2003	6/30/2004	6/30/2005
1	Revenue	100.0%	100.0%	100.0%	100.0%	100.0%
2	Cost of Services Sold	66.6%	68.0%	71.7%	72.9%	73.2%

3	Gross Profit	33.4%	32.0%	28.3%	27.1%	26.8%
	Operating Expenses
4	S,G&A expenses	16.2%	16.7%	16.8%	16.4%	15.9%
5	Depreciation and Amortization	8.9%	10.1%	9.8%	8.4%	7.4%

6	Total Operating Expenses	25.1%	26.8%	26.6%	24.8%	23.3%

7	Income from Operations	8.3%	5.1%	1.7%	2.3%	3.6%
8	Other Income (Expense)	0.0%	0.0%	0.0%	0.0%	0.0%

9	Earnings Before Interest and Taxes	8.3%	5.1%	1.7%	2.3%	3.6%
10	Interest Expense	-2.8%	-2.0%	-1.3%	-1.2%	n/a

11	Earnings Before Income Taxes	5.5%	3.1%	0.5%	1.2%	n/a
12	Income Taxes	-2.2%	-1.3%	-0.2%	-0.5%	n/a

13	Net Income	3.3%	1.9%	0.3%	0.7%	n/a

14	Net Capital Expenditures	7.8%	7.7%	4.1%	5.5%	n/a
15	Depreciation and Amortization	8.9%	10.1%	9.8%	8.4%	7.4%
16	EBIT	8.3%	5.1%	1.7%	2.3%	3.6%
17	EBITDA	17.2%	15.2%	11.5%	10.7%	11.0%

EXHIBIT B

Weighted Average Cost of Capital

B-1	Weighted Average Cost of Capital

Cost of Equity

Modified Capital Asset Pricing Model

1	Risk-Free Rate of Return			4.9	% [1]
2	Market/Equity Risk Premium	6.1	% [2]
3	Selected Equity Beta	x 0.90		5.5%

4	Small Stock Risk Premium			6.4	% [2]
	Additional Risk Premia
5	Additional Size Risk Premium			1.0%
6	Company-Specific Risk Premium			2.0%

7	Cost of Equity - CAPM			19.8%

Center for Research in Security Prices

8	Risk-Free Rate of Return		4.9	% [1]
9	Equity / Size Risk Premium (Based on Equity)	13.1%
10	Equity / Size Risk Premium (Based on EBITDA)	13.0%
11	Equity / Size Risk Premium (Based on Sales)	12.4%

12	Average Equity / Size Risk Premium		12.8	% [3]
	Additional Risk Premia
13	Industry Risk Premium		-1.5%
14	Company-Specific Risk Premium		2.0%
15	Cost of Equity - CRSP		18.2%

16	Selected Cost of Equity (Average)	19.0%

Cost of Debt

17	Baa Corporate Bond Rate		6.4	% [1]
18	Less: Income Tax Factor	40.0%	-2.6%

19	Cost of Debt		3.8%

Weighted Average Cost of Capital

		Weight
20	Percentage of Capital Structure Comprised of Equity	66.7%
21	Percentage of Capital Structure Comprised of Debt	33.3%

22	Weighted Average Cost of Capital	13.9%
23	Weighted Average Cost of Capital (Rounded)	14.0%

Footnotes

[1]	20-year Treasury Bond and Baa Corporate Bond as of the Valuation Date.

[2]	Ibbotson Associates, Inc., Stocks, Bonds, Bills and Inflation: 2005 Yearbook , (Chicago: Ibbotson Associates, Inc., 2005).

Roger Grabowski and David King, “Equity Risk Premium,” Valuation Strategies , (September/October 2003).

Roger Ibbotson and Peng Chen, “Stock Market Returns in the Long Run: Participating in the Real Economy,” Yale International Center for Finance, March 2002.

[3]	Risk Premium Report 2005, Standard & Poor’s Corporate Value Consulting (Roger Grabowski, ASA and David King, CFA).

B-2	Capital Structure and Beta Analysis

	Company or SIC Code Guideline Companies		Debt/Capital	Debt/Equity	Beta (L)	Beta (U) [1]	Beta (RL) [2]
1	ABM Industries Inc.		0.0%	0.0%	0.89	0.89	1.16
2	American Ecology Corp.		0.0%	0.0%	0.92	0.92	1.20
3	Brambles Industries Ltd.		14.4%	16.8%	1.12	1.02	1.32
4	CECO Environmental Corp.		15.3%	18.1%	0.36	0.32	0.42
5	Clean Harbors Inc.		23.8%	31.3%	1.01	0.85	1.11
6	Flow International Corp.		5.6%	6.0%	0.67	0.65	0.84
7	Impel SA		3.0%	3.1%	0.62	0.61	0.79
8	Lassila & Tikanoja Oyj		11.8%	13.3%	0.69	0.64	0.83
9	Matrix Service Co.		16.9%	20.3%	0.90	0.80	1.04
10	Op-Tech Environmental Services Inc.		61.1%	157.3%	(0.48)	NA	NA
11	Perma-Fix Environmental Services Inc.		17.8%	21.6%	0.63	0.56	0.73
12	PDG Environmental Inc.		19.1%	23.6%	0.87	0.76	0.99
13	Average		15.7%	25.9%	0.68	0.73	0.95
14	Median		14.9%	17.5%	0.78	0.70	0.92
15	MPW		46.6%	87.2%	0.48	0.32	0.41
	Ibbotson’s Cost of Capital Quarterly (2005)
	SIC Code 17 (Construction-Special Trade Contractors)
16	Median Latest		25.5%	34.2%	NA	0.63	0.82
17	Median 5-Yr. Average		33.3%	50.0%	NA	0.63	0.82
18	Concluded Value	%Debt =	33.3%			Beta =	0.90

[1]	Unlevered Beta =	Initial “Unadjusted” Beta / (1+D/E*(1-T))
	Where:	D = Debt plus Preferred Stock of Comparable Company.
E = Market Value of Equity of Comparable Company.T = Tax Rate = 40.0%
T = Tax Rate = 40.0%
[2]	Relevered Beta =	(UnleveredBeta)*(1+(Target D/E)(1-T))
	Where: Target D/E	= 50.0%

EXHIBIT C

Guideline Company Tearsheets

C-1	Guideline Company Tearsheets

Company Info

Name:	ABM Industries Inc.
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06:	$17.20

Description:

ABM Industries Inc. provides janitorial, parking, engineering, security, lighting, and mechanical services for commercial, industrial, institutional, and retail facilities in the United States and in British Columbia, Canada. Its janitorial services include floor cleaning and finishing, window washing, furniture polishing, carpet cleaning, and dusting, as well as other building cleaning services. These services are provided to commercial office buildings, industrial plants, financial institutions, retail stores, shopping centers, warehouses, airport terminals, health and educational facilities, stadiums and arenas, and government buildings. The company also provides facilities with on-site engineers to operate and maintain mechanical, electrical, and plumbing systems utilizing in-part computerized maintenance management systems.

Company Info

Name:	American Ecology Corp.
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06:	$20.19

Description:

American Ecology Corp. provides radioactive, hazardous, and industrial waste management services in the United States. The company operates in two segments: Operating Disposal Facilities and Non-Operating Disposal Facilities. The Operating Disposal Facilities accepts hazardous and low-level radioactive waste, and naturally occurring and accelerator produced radioactive materials. The Non-Operating Disposal Facilities segment operates a closed hazardous waste processing and deep-well injection facility, two formerly proposed new disposal facilities, and nonoperating disposal facilities. The company provides its services to commercial and government entities, such as nuclear power plants, medical and academic institutions, steel mills, refineries, and chemical manufacturing plants.

C-2	Guideline Company Tearsheets (Continued)

Company Info

Name:	Brambles Industries Ltd.
Industry:	Diversified Commercial and Professional Services
Stock Price as of 3/17/06	$7.60

Description:

Brambles operates as a global support services group with operations in 50 countries across six continents. The company’s Commonwealth Handling Equipment Pool segment issues, collects, repairs, and reissues pallets and plastic containers from a global network of service centers. These pallets and plastic containers are used to transport products from manufacturers and growers to distributors and retailers. The company’s Waste Management segment provides a range of general, industrial, and hazardous waste management and recycling services to municipal, commercial, and industrial customers, while its BIS segment provides a range of support services to heavy industries, including site services, materials handling, logistics, industrial cleaning, and maintenance in Australia, Europe, and North America.

Company Info

Name:	CECO Environmental Corp.
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06	$9.13

Description:

CECO provides industrial ventilation and pollution control products and services. It engages in designing, building, and installing systems that remove airborne contaminants from industrial facilities, as well as equipment that controls emissions from such facilities. The company also provides various services, including industrial ventilation contracting; environmental maintenance, monitoring, and management services; industrial ventilation consulting and source emission testing; and contract fabrication. CECO markets its products and services to the steel, military, aluminum, automotive, aerospace, semiconductor, chemical, cement, metalworking, glass, and foundry industries through own direct workforce and outside sales representatives in the U.S., Mexico, Canada, Asia, Europe, and South America.

C-3	Guideline Company Tearsheets (Continued)

Company Info

Name:	Clean Harbors Inc.
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06	$31.73

Description:

Clean Harbors provides environmental and hazardous waste management services in the U.S., Puerto Rico, Mexico, and Canada. The company’s Technical Services segment collects, transports, treats, and disposes hazardous and nonhazardous wastes; and offers physical treatment, resource recovery, fuels blending, incineration, landfill disposal, wastewater treatment, lab chemical disposal, and explosives management services. The company’s Site Services segment provides confined space entry for tank cleaning, site decontamination, remediation projects, demolition, spill cleanup, railcar cleaning, product recovery and transfer, scarifying and media-blasting, and vacuum services, as well as used oil and oil products recycling, and polychlorinated biphenyls management and disposal services.

Company Info

Name:	Flow International Corp.
Industry:	Industrial Machinery
Stock Price as of 3/17/06	$12.75

Description:

Flow International Corporation engages in the design, development, manufacture, marketing, installation, and service of ultrahigh-pressure (“UHP”) water pumps and UHP water management systems. Its UHP water pumps pressurize water from 40,000 pounds to approximately 100,000 pounds per square inch. These are integrated with water delivery systems so that water can be used to cut or clean material, or pressurize food. The company’s products include waterjet cutting and cleaning systems, as well as certain food processing technology. In addition, Flow provides non-UHP automation and articulation systems, primarily to the automotive industry; and isostatic and flexform press systems, which produce and strengthen advanced materials for the aerospace, automotive, and medical industries.

C-4	Guideline Company Tearsheets (Continued)

Company Info

Name:	Impel SA
Industry:	Diversified Commercial and Professional Services
Stock Price as of 3/17/06	$5.05

Description:

Impel SA provides outsourcing services for enterprises in Poland. It offers a range of services, including cleaning services; security; catering; facility management; human resources services; medical services for companies; health care; clothing hiring and service; clothing production; mobile; industrial cleaning; and disinsectization, disinfection, and deratization services.

Company Info

Name:	Lassila & Tikanoja Oyj
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06	$19.45

Description:

Lassila & Tikanoja Oyj engages in environmental management, and property and plant maintenance in Finland. Its activities are segmented into three divisions: Environmental Services, Property Maintenance, and Industrial Services. Environmental Services involves the collection and transportation of waste, and its processing into secondary raw material for sale. Property Services offers property maintenance services, focusing on residential buildings, business property, industrial plants, and other buildings. Industrial Services provides heavy-duty cleaning, maintenance, and damage repair services for offices and business property, industrial plants, shops and supermarkets, schools, and public buildings. The company’s primary customers are industrial plants and other types of property.

C-5	Guideline Company Tearsheets (Continued)

Company Info

Name:	Matrix Service Co.
Industry:	Oil and Gas Equipment and Services
Stock Price as of 3/17/06	$11.00

Description:

Matrix provides construction and repair and maintenance services in the U.S. and Canada. The company’s Construction Services segment provides turnkey and specialty construction services, including civil/structural, mechanical, piping, electrical and instrumentation; millwrighting, steel fabrication and erection; heavy hauling and rigging; and boiler work, as well as engineering, fabrication, and construction of aboveground storage tanks. Its Repair and Maintenance Services segment provides plant maintenance, plant turnaround services, plant outages, industrial cleaning, and aboveground storage tank repair/maintenance. Matrix offers its services to downstream petroleum and power industries, as well as to liquefied natural gas, wastewater, food and beverage, and pulp and paper industries.

Company Info

Name:	Op-Tech Environmental Services Inc.
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06	$0.36

Description:

Op-Tech provides environmental and industrial cleaning and decontamination services in the U.S. The company provides transportation of bulk and containerized hazardous and nonhazardous wastes from customer sites. It also provides liquid tank truck transports equipped with vacuum pumps. Other services include asbestos abatement; interior demolition services; structural dismantling services; onsite industrial cleaning and waste management services for the handling, processing, and disposal of hazardous wastes that are performed by vacuuming, soda blasting, hydroblasting, dredging, dewatering and sludge processing, sludge pumping, chemical cleaning, and tank cleaning; excavation and soil blending services; and hydrogeological services.

C-6	Guideline Company Tearsheets (Continued)

Company Info

Name:	Perma-Fix Environmental Services Inc.
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06	$1.70

Description:

Perma-Fix operates as a waste management company in the U.S. The company’s Industrial Waste Management Services segment engages in onsite and off-site treatment, storage, disposal, and processing of various by-products and industrial, hazardous, and nonhazardous wastes, as well as provides emergency response, vacuum services, and marine and industrial maintenance services. Its Nuclear Waste Management Services segment provides treatment, storage, processing, and disposal services of hazardous and low-level radioactive materials and wastes. The company’s Consulting Engineering Services segment provides various environmental-related consulting and engineering services.

Company Info

Name:	PDG Environmental Inc.
Industry:	Environmental and Facilities Services
Stock Price as of 3/17/06	$2.03

Description:

PDG provides environmental and specialty contracting services in the U.S. Its services include asbestos and lead abatement, insulation, microbial remediation, disaster response, loss mitigation and reconstruction, and demolition and related services. The company’s asbestos abatement services include removal and disposal, enclosure, and encapsulation. Its insulation services consist of installation of new thermal insulation, fireproofing, and fire stopping, while its disaster response, loss mitigation, and reconstruction services comprise emergency response, loss mitigation, structural drying, restoration, and reconstruction for buildings and infrastructure. PDG also provides mold remediation services in both commercial and residential structures.

EXHIBIT D

Select Guideline Company Financial Information

D-1	Select Guideline Company Financial Information

Size (LTM Revenue)
Brambles Industries Ltd.	$6,426.8
ABM Industries Inc.	2,588.7
Clean Harbors Inc.	693.6
Matrix Service Co.	476.5
Lassila & Tikanoja Oyj	445.2
Impel SA	188.3
Flow International Corp.	183.3
MPW	100.7
Perma-Fix Environmental Services Inc.	93.1
CECO Environmental Corp.	80.2
American Ecology Corp.	79.4
PDG Environmental Inc.	71.9
Op-Tech Environmental Services Inc.	21.8
Guideline Company Median	$185.8

Size (LTM EBITDA)
Brambles Industries Ltd.	$1,367.1
ABM Industries Inc.	82.8
Clean Harbors Inc.	78.4
Lassila & Tikanoja Oyj	74.6
American Ecology Corp.	25.3
Impel SA	20.5
Flow International Corp.	20.5
MPW	12.3
Perma-Fix Environmental Services Inc.	9.9
PDG Environmental Inc.	5.0
CECO Environmental Corp.	3.2
Matrix Service Co.	2.4
Op-Tech Environmental Services Inc.	1.4
Guideline Company Median	$20.5

Growth (5-Year Revenue CAGR)
Clean Harbors Inc.	31.1%
Matrix Service Co.	24.3%
Impel SA	23.2%
Lassila & Tikanoja Oyj	19.4%
American Ecology Corp.	18.6%
PDG Environmental Inc.	15.0%
Op-Tech Environmental Services Inc.	14.2%
ABM Industries Inc.	6.7%
Perma-Fix Environmental Services Inc.	6.1%
Brambles Industries Ltd.	4.2%
MPW	2.8%
Flow International Corp.	1.0%
CECO Environmental Corp.	-3.3%
Guideline Company Median	14.6%

Growth (1-Year Revenue)
American Ecology Corp.	46.6%
Op-Tech Environmental Services Inc.	27.3%
PDG Environmental Inc.	26.4%
CECO Environmental Corp.	21.3%
Matrix Service Co.	17.7%
Perma-Fix Environmental Services Inc.	15.9%
Flow International Corp.	12.2%
Clean Harbors Inc.	10.6%
ABM Industries Inc.	9.6%
MPW	4.3%
Brambles Industries Ltd.	3.4%
Impel SA	-1.2%
Lassila & Tikanoja Oyj	-2.9%
Guideline Company Median	14.1%

Growth (5-Year EBITDA CAGR)
American Ecology Corp.	36.9%
Clean Harbors Inc.	29.4%
Flow International Corp.	19.9%
Lassila & Tikanoja Oyj	15.1%
Impel SA	10.1%
Op-Tech Environmental Services Inc.	6.9%
Brambles Industries Ltd.	2.5%
ABM Industries Inc.	2.1%
Perma-Fix Environmental Services Inc.	-0.3%
MPW	-8.9%
CECO Environmental Corp.	-12.1%
Matrix Service Co.	-39.4%
PDG Environmental Inc.	nmf
Guideline Company Median	6.9%

Growth (1-Year EBITDA)
Impel SA	104.1%
Flow International Corp.	89.0%
PDG Environmental Inc.	57.6%
CECO Environmental Corp.	42.1%
ABM Industries Inc.	38.0%
American Ecology Corp.	35.5%
Clean Harbors Inc.	32.5%
Op-Tech Environmental Services Inc.	26.5%
Perma-Fix Environmental Services Inc.	2.2%
MPW	-2.9%
Brambles Industries Ltd.	-13.9%
Lassila & Tikanoja Oyj	-24.2%
Matrix Service Co.	nmf
Guideline Company Median	35.5%

Profitability (5-Year Average Gross Profit Margin)
American Ecology Corp.	42.6%
Flow International Corp.	36.8%
Perma-Fix Environmental Services Inc.	29.5%
MPW	29.5%
Op-Tech Environmental Services Inc.	28.7%
Clean Harbors Inc.	27.7%
CECO Environmental Corp.	19.2%
Lassila & Tikanoja Oyj	18.1%
PDG Environmental Inc.	15.0%
Brambles Industries Ltd.	11.8%
ABM Industries Inc.	10.0%
Matrix Service Co.	8.9%
Impel SA	3.4%
Guideline Company Median	18.7%

Profitability (5-Year Average EBITDA Margin)
American Ecology Corp.	29.4%
Brambles Industries Ltd.	22.6%
Lassila & Tikanoja Oyj	19.1%
MPW	13.1%
Perma-Fix Environmental Services Inc.	12.7%
Impel SA	11.1%
Clean Harbors Inc.	9.9%
Op-Tech Environmental Services Inc.	7.0%
Flow International Corp.	4.8%
PDG Environmental Inc.	4.4%
CECO Environmental Corp.	4.3%
Matrix Service Co.	3.3%
ABM Industries Inc.	3.2%
Guideline Company Median	8.4%

*	All margins and ratios represent five-year averages based on each guideline company’s lastest twelve month results and its prior four fiscal year ends (except for American Ecology Corp. and Lassila & Tikanoja Oyj whose margins and ratios are based on the latest five actual fiscal year ends); all dollars represent the latest financial information available; all MPW margins and ratios reflect adjusted financial results.

D-2	Select Guideline Company Financial Information (Continued)

Profitability (5-Year Average EBIT Margin)
American Ecology Corp.	18.2%
Brambles Industries Ltd.	12.0%
Lassila & Tikanoja Oyj	11.4%
Impel SA	7.4%
Perma-Fix Environmental Services Inc.	7.4%
Clean Harbors Inc.	5.7%
Op-Tech Environmental Services Inc.	4.4%
MPW	4.2%
CECO Environmental Corp.	2.5%
ABM Industries Inc.	2.4%
PDG Environmental Inc.	2.3%
Matrix Service Co.	1.7%
Flow International Corp.	0.3%
Guideline Company Median	5.0%

Other (5-Year Average Deprecation to Revenue)
Brambles Industries Ltd.	11.7%
American Ecology Corp.	11.2%
MPW	8.9%
Lassila & Tikanoja Oyj	7.7%
Perma-Fix Environmental Services Inc.	5.4%
Flow International Corp.	4.4%
Clean Harbors Inc.	4.2%
Impel SA	3.7%
Op-Tech Environmental Services Inc.	2.6%
PDG Environmental Inc.	2.1%
CECO Environmental Corp.	1.9%
Matrix Service Co.	1.6%
ABM Industries Inc.	0.8%
Guideline Company Median	3.9%

Profitability (5-Year Average Return on Equity)
Clean Harbors Inc.	26.0%
Lassila & Tikanoja Oyj	17.7%
Brambles Industries Ltd.	15.1%
Impel SA	14.1%
Op-Tech Environmental Services Inc.	13.9%
American Ecology Corp.	13.0%
ABM Industries Inc.	7.6%
MPW	4.0%
PDG Environmental Inc.	2.7%
Perma-Fix Environmental Services Inc.	2.5%
Matrix Service Co.	0.0%
CECO Environmental Corp.	-6.3%
Flow International Corp.	-67.9%
Guideline Company Median	10.3%

Liquidity (5-Year Average Current Ratio)
PDG Environmental Inc.	2.0
American Ecology Corp.	2.0
ABM Industries Inc.	2.0
Impel SA	1.9
Op-Tech Environmental Services Inc.	1.7
MPW	1.6
Matrix Service Co.	1.6
Flow International Corp.	1.5
CECO Environmental Corp.	1.2
Clean Harbors Inc.	1.2
Brambles Industries Ltd.	1.2
Perma-Fix Environmental Services Inc.	1.1
Lassila & Tikanoja Oyj	0.8
Guideline Company Median	1.5

Working Capital (5-Year Avg. Working Capital to Sales)
Flow International Corp.	22.2%
PDG Environmental Inc.	19.9%
Op-Tech Environmental Services Inc.	17.4%
American Ecology Corp.	12.0%
Matrix Service Co.	11.6%
CECO Environmental Corp.	9.3%
MPW	8.9%
ABM Industries Inc.	8.4%
Perma-Fix Environmental Services Inc.	6.4%
Brambles Industries Ltd.	4.1%
Clean Harbors Inc.	3.5%
Impel SA	1.9%
Lassila & Tikanoja Oyj	-3.5%
Guideline Company Median	8.8%

Activity (5-Year Avg. Asset Turnover)
ABM Industries Inc.	2.9
PDG Environmental Inc.	2.2
Matrix Service Co.	2.2
Op-Tech Environmental Services Inc.	1.8
CECO Environmental Corp.	1.7
Impel SA	1.6
MPW	1.3
Lassila & Tikanoja Oyj	1.2
Clean Harbors Inc.	1.2
Flow International Corp.	1.2
Brambles Industries Ltd.	0.9
Perma-Fix Environmental Services Inc.	0.8
American Ecology Corp.	0.7
Guideline Company Median	1.4

Leverage (5-Year Avg. Total Debt to EBITDA)
PDG Environmental Inc.	206.3
CECO Environmental Corp.	5.4
Op-Tech Environmental Services Inc.	3.8
Clean Harbors Inc.	3.2
Perma-Fix Environmental Services Inc.	2.4
Flow International Corp.	2.4
Brambles Industries Ltd.	1.9
MPW	1.7
Lassila & Tikanoja Oyj	1.5
American Ecology Corp.	0.7
Impel SA	0.1
ABM Industries Inc.	0.0
Matrix Service Co.	(0.7)
Guideline Company Median	2.1

Leverage (5-Year Avg. EBIT / Interest Expense)
Impel SA	60.7
ABM Industries Inc.	51.0
Matrix Service Co.	11.7
Lassila & Tikanoja Oyj	7.4
Brambles Industries Ltd.	4.9
Op-Tech Environmental Services Inc.	3.2
American Ecology Corp.	3.1
PDG Environmental Inc.	3.0
MPW	2.2
Perma-Fix Environmental Services Inc.	1.7
Clean Harbors Inc.	1.5
CECO Environmental Corp.	0.7
Flow International Corp.	0.1
Guideline Company Median	3.1

*	All margins and ratios represent five-year averages based on each guideline company’s lastest twelve month results and its prior four fiscal year ends (except for American Ecology Corp. and Lassila & Tikanoja Oyj whose margins and ratios are based on the latest five actual fiscal year ends); all dollars represent the latest financial information available; all MPW margins and ratios reflect adjusted financial results.

EXHIBIT E

Comparable Merger and Acquisition Transactions

E-1	Comparable Merger and Acquisition Transactions

				Target Enterprise Value	Target Fundamentals
	Close Date	Buyer	Target		Revenue	EBIT	EBIT Margin
1	1/27/2006	Various private equity funds, including BS Private Equity SpA	IP Cleaning SpA	$350.7	$389.7	n/a	n/a
2	1/6/2006	Newalta Income Fund	PSC Industrial Services Canada, Inc.	101.9	69.1	17.3	25.0%
3	12/29/2005	Harsco Corp.	Brambles Industrial Services Northern Hemisphere	230.1	355.6	n/a	n/a
4	11/7/2005	ABM Industries, Inc.	Brandywine Building Services, Inc.	6.0	9.1	n/a	n/a
5	5/16/2005	Securiplan PLC	Sira Business Services PLC	10.0	31.9	1.3	4.0%
6	5/15/2005	CFF Recycling SA	Penauilles Polyservices	716.8	2,108.2	44.9	2.1%
7	5/10/2005	EQT and Goldman Sachs Capital Partners	ISS International Service System AS	5,241.6	6,995.8	219.5	3.1%
8	4/1/2005	GreenShift Corporation	Veridium Corp.	15.2	13.2	(0.5)	-3.7%
9	12/30/2004	FTM-Forter	CTP Thermique	4.4	35.5	n/a	n/a
10	11/8/2004	Hako-Werke GmbH	Minuteman International, Inc.	56.6	75.5	3.4	4.5%
11	12/5/2003	Transpacific Industries Pty Ltd.	Environmental Recovery Services, Ltd.	18.2	20.3	0.3	1.7%
12	3/7/2003	Matrix Service Co.	Hake Group, Inc.	50.0	174.8	n/a	n/a
13	7/12/2002	ABM Industries, Inc.	Lakeside Building Maintenance, Inc.	55.0	149.4	6.9	4.6%
14	2/20/2002	SCC Contracting, Inc.	Sevenson Environmental Services, Inc.	107.6	134.6	14.5	10.8%
15	4/30/2001	American Sanitary, Inc.	Easterday Janitorial Supply Company	12.0	40.0	n/a	n/a

E-2	Comparable Merger and Acquisition Transactions (Continued)

				Target Enterprise Value	Target Fundamentals
	Close Date	Buyer	Target		Revenue	EBIT	EBIT Margin
16	9/7/2000	Perma-Fix Environmental Services, Inc.	Diversified Scientific Services, Inc.	8.5	10.1	2.6	25.7%
17	8/21/2000	Kenny Industrial Services, LLC	Canisco Resources, Inc.	19.7	68.5	1.1	1.5%
18	6/5/2000	Pall Mall Support Services Ltd.	Compass Cleaning Ltd.	35.8	24.9	0.5	1.9%
19	4/7/2000	ISS - Integrated Service Solutions A/S	Klinos Sa	76.8	56.5	1.8	3.2%
20	3/23/2000	Abengoa SA	Befesa Medio Ambiente SA	290.0	210.5	24.6	11.7%
21	12/8/1999	CECO Environmental Corp.	Kirk & Blum Manufacturing Co.	28.6	69.4	3.9	5.7%
22	6/3/1999	Perma-Fix Environmental Services, Inc.	Chemical Conservation	12.4	21.8	0.8	3.9%

Analysis of Target Fundamentals

23	Maximum			$5,241.6	$6,995.8	$219.5	25.7%
24	Upper Quartile			106.2	168.5	15.2	6.9%
25	Median			42.9	68.8	3.0	3.9%
26	Lower Quartile			13.1	26.6	1.0	2.1%
27	Minimum			4.4	9.1	(0.5)	-3.7%
28	MPW Results			n/a	100.7	3.6	3.6%

Notes:

Sources:	FactSet MergerStat LLC and Capital IQ, Inc.

n/a = Not Available

nmf = Not Meaningful

EXHIBIT F

Comparable Merger and Acquisition Transactions – With No Financial Disclosure

F-1	Comparable Merger and Acquisition Transactions – With No Financial Disclosure

	Close Date	Buyer	Target	Target Description
1	3/3/2006	Buchen UmweltService GmbH	Watco Industrial Cleaning SA /	Provides industrial cleaning services
Watco Industrial Cleaning NV
2	3/2/2006	Dolmans Groep BV	Appelman Schoonmaak BV	Provides cleaning services
3	12/1/2005	Newalta Income Fund	Lojen Industrial Cleaning Ltd.	Provides on-site industrial cleaning, high-pressure washing, tank cleaning services to refineries and petrochemical companies
4	10/20/2005	Investor AB	Katharotechniki AE	Provides office and industrial building cleaning services, landscaping services, and pest control
5	9/1/2005	Investor AB	Grazer Schnellreinigungsdienst Glas	Provides janitorial and window cleaning services
& Gebaude Brunner GmbH
6	8/16/2005	Bio Solutions Manufacturing, Inc.	Allison & Sons, Inc.	Provides exterior cleaning services using environmentally friendly products
7	7/4/2005	LBO France Gestion	La Providence SAS	Provides cleaning services
8	6/16/2005	ISS - Integrated Service Solutions A/S	Manchester Property Care	Provides various contract cleaning services
9	5/3/2005	Eveready Income Fund	ICE Joint Venture	Provides cleaning services to de-coke furnaces at oil and gas refineries
10	2/24/2005	Ballis Chemicals SA	S & D Paleologou Ltd.	Manufactures production equipment for cleaning services
11	2/23/2005	Vandeweyer NV	BB Cleaning NV	Provides building cleaning services
12	3/14/2005	Batist Duobakken Reiniging BV	Container Cleaning Nederland BV	Provides container cleaning services
13	1/28/2005	Forenede Rengoring A/S	JC Rengoring A/S	Provides cleaning services
14	1/24/2005	Jan-Pro Holdings LLC	Jan-Pro Franchising International, Inc.	Provides commercial cleaning services
15	1/13/2005	Samsic	Cleaning Masters NV / NIC Building service Sarl	Provides industrial cleaning services
16	12/13/2004	SOL Palvelut Oy	Sve-lat Ltd.	Provides cleaning services
17	12/8/2004	ISS - Integrated Service Solutions A/S	Fresh Hygiene Co.	Provides industrial cleaning services

F-2	Comparable Merger and Acquisition Transactions – With No Financial Disclosure (Continued)

	Close Date	Buyer	Target	Target Description
18	11/19/2004	Partenaire Nettoyage SA	Annse SARL / C’Clair SARL / Pegase SARL	Provides industrial cleaning services
19	10/26/2004	Aber Proprete SA	Servim SA	Provides cleaning services
20	10/25/2004	ISS - Integrated Service Solutions A/S	Indalsleden Stad	Provides facility and cleaning services
21	8/31/2004	Lassila & Tikanoja Oyj	Tampereen Aluesiivous Oy	Provides facility cleaning services
22	7/16/2004	Contract Sweepers & Equipment, Inc. /Employees/	Contract Sweepers & Equipment, Inc.	Provides sweeping and cleaning services for parking lots and buildings
23	7/15/2004	ISS - Integrated Service Solutions A/S	De Loge Schoonmaakdiensten BV	Provides facility cleaning services
24	7/1/2004	ISS - Integrated Service Solutions A/S	TCR Europe	Holding company with interest in industrial cleaning services
25	6/15/2004	ISS - Integrated Service Solutions A/S	Kirwan Industrial Services	Provides industrial cleaning services
26	5/20/2004	Lassila & Tikanoja Oyj	Suurlohjan Siivous ja Huolto Oy	Provides waste management and cleaning services
27	4/30/2004	ISS - Integrated Service Solutions A/S	Hedegaard A/S	Provides damage control and cleaning services
28	4/16/2004	ISS - Integrated Service Solutions A/S	Ekokem Oy AB	Provides industrial cleaning services
29	3/3/2004	Kluh Service Management	Special Cleaning Services SA	Provides facility cleaning services
30	3/2/2004	ISS - Integrated Service Solutions A/S	Olssons Stad AB	Provides cleaning services
31	12/12/2003	BAUER AG	RWE AG	Provides water treatment services, including water cleaning services
32	1/1/2004	ISS - Integrated Service Solutions A/S	AGS Gebaeudeservice GmbH	Provides cleaning services for buildings
33	10/22/2003	ISS - Integrated Service Solutions A/S	Food Hygiene Technics	Provides industrial cleaning services
34	10/1/2003	ISS - Integrated Service Solutions A/S	Hygiene Controle SA	Provides cleaning services

F-3	Comparable Merger and Acquisition Transactions – With No Financial Disclosure (Continued)

	Close Date	Buyer	Target	Target Description
35	10/1/2003	ISS - Integrated Service Solutions A/S	Mjoll Raestingardeild	Provides maintenance and cleaning services
36	9/1/2003	ISS - Integrated Service Solutions A/S	Jardin Des Pierres Dorees	Provides maintenance and cleaning services
37	6/2/2003	ISS - Integrated Service Solutions A/S	Ketol Ag	Provides facilities maintenance and cleaning services
38	5/27/2003	ISS - Integrated Service Solutions A/S	Grupo Garcia	Specializes in industrial cleaning services
39	5/6/2003	ISS - Integrated Service Solutions A/S	Kiinteistohoito Sormunen Oy	Provides facilities management services and cleaning services
40	4/8/2003	ISS - Integrated Service Solutions A/S	Lilja &co	Provides cleaning services
41	3/16/2003	SOL Palvelut Oy	AS Serviks	Provides cleaning services
42	3/4/2003	ISS - Integrated Service Solutions A/S	Partasen Talohuolto Oy	Provides cleaning services
43	2/14/2003	ISS - Integrated Service Solutions A/S	Ocab Ostergotland AB	Provides cleaning services
44	12/20/2002	Omni Facility Resources, Inc.	SMS Modern Cleaning Services Alberta, Inc.	Provides janitorial cleaning services
45	12/2/2002	Lassila & Tikanoja Oyj	Suomen Posti	Provides cleaning services
46	11/4/2002	A&S Total Cleaning	Ace Pressure Cleaning & Sealing	Provides janitorial and cleaning services
47	10/23/2002	Anett	Hyris Service SRL	Provides industrial cleaning services
48	10/21/2002	Green Environmental, Inc.	Crandlemere Rw & Associates, Inc.	Provides radon, lead, mold, and asbestos cleaning services
49	9/17/2002	Tti Holdings Of America Corp	Steam Clean USA Inc	Provides steam cleaning services
50	7/31/2002	Saunders Karp & Megrue	Kenny Industrial Services LLC	Provides industrial cleaning services
51	7/12/2002	Marwell Cleaning Services Ltd	City Cleaning Services (UK) Ltd	Provides industrial cleaning services

F-4	Comparable Merger and Acquisition Transactions – With No Financial Disclosure (Continued)

	Close Date	Buyer	Target	Target Description
52	7/10/2002	Central de Restaurantes Ltda	Wackenhut Chile SA	Provides industrial cleaning services
53	7/1/2002	Samsic	Groupe LG	Provides industrial cleaning services
54	6/4/2002	Atencion Empresarial Sl	Macasa	Provides cleaning services
55	5/14/2002	Tempo Services Ltd.	CFS Industrial Services Ltd.	Provides industrial cleaning services
56	5/14/2002	Tempo Services Ltd.	CFS Environmental Services Ltd.	Provides industrial cleaning services
57	5/1/2002	Hi-Spec Facilities Support Company PLC	Concorde Cleaning Services Ltd.	Provides contract cleaning services
58	4/30/2002	Abengoa SA	Grupo Berako	Provides industrial cleaning services
59	4/16/2002	GOM BV	Prosegur Compania de Seguridad SA	Specializes in industrial cleaning services
60	4/11/2002	ISS - Integrated Service Solutions A/S	Midvac Sanering	Provides facilities cleaning services
61	4/4/2002	Lassila & Tikanoja Oyj	Ykkossiivous Oy	Provides cleaning services
62	1/3/2002	Effektief Groep BV	ASR Schoonmaakbedrijf Raven VOF	Provides building and industrial cleaning services
63	12/21/2001	ISS - Integrated Service Solutions A/S	VMT Skade Gausen Rolf AS	Provides after damage cleaning services
64	12/21/2001	ISS - Integrated Service Solutions A/S	Landford Cleaning Services Limited	Provides cleaning services
65	12/21/2002	ISS - Integrated Service Solutions A/S	Bourne Contract Support Services Limited	Provides cleaning services
66	12/21/2001	ISS - Integrated Service Solutions A/S	Huber Reinigungs GmbH	Provides cleaning services
67	11/1/2001	Samsic	Novatec SA	Specializes in industrial cleaning services
68	11/1/2001	Samsic	Assistance & Prevention SARL	Provides industrial cleaning services

F-5	Comparable Merger and Acquisition Transactions – With No Financial Disclosure (Continued)

	Close Date	Buyer	Target	Target Description
69	10/23/2001	ISS - Integrated Service Solutions A/S	Renholdssystemer Alta	Provides cleaning services
70	10/23/2001	ISS - Integrated Service Solutions A/S	More Miljoservice A/S	Provides industrial cleaning services
71	10/3/2001	Samsic	Aquitaine Service SA	Provides industrial cleaning services
72	10/3/2001	Samsic	Societe Europeenne De Nettoyage	Provides building maintenance and industrial cleaning services
73	10/1/2001	Mitch Murch’s Maintenance Management Co.	Mid-America Pro Clean, Inc.	Provides cleaning services
74	9/28/2001	ISS - Integrated Service Solutions A/S	ERS Rengoring AS	Provides cleaning services for the food hygiene industry
75	9/14/2001	DMMS SA	Cogeh SARL	Provides industrial cleaning services
76	9/11/2001	ISS - Integrated Service Solutions A/S	Vatro GmbH & Co KG	Provides facility cleaning services resulting from damages such as dampness, water or fire
77	9/11/2001	ISS - Integrated Service Solutions A/S	Kema Stad	Provides maintenance and cleaning services
78	9/11/2001	Onet SA / OCS Group Ltd.	Real Service BV	Specializes in industrial cleaning services
79	10/1/2001	Energie Baden Wurttemberg AG	GegenbauerBosse Holding GmbH & Co KG	Provides building maintenance and cleaning services
80	8/3/2001	Waverley Mining Finance PLC	Custom Group Services Ltd / Custom Plant Services Ltd.	Provides retail security, site guarding and contract cleaning services
81	7/11/2001	ISS - Integrated Service Solutions A/S	Marius Management AS	Provides cleaning services
82	6/13/2001	ISS - Integrated Service Solutions A/S	Ocab Syd AB	Provides cleaning services
83	6/13/2001	ISS - Integrated Service Solutions A/S	Ocab Skadeservice AB	Provides cleaning services
84	6/13/2001	ISS - Integrated Service Solutions A/S	Sanab Umea	Provides cleaning services
85	5/4/2001	Onet SA	Comex SA	Specializes in environmental protection, engineering and cleaning services

F-6	Comparable Merger and Acquisition Transactions – With No Financial Disclosure (Continued)

	Close Date	Buyer	Target	Target Description
86	5/3/2001	ISS - Integrated Service Solutions A/S	Rauman Siivouskesus Oy	Provider of industrial cleaning services
87	4/12/2001	Penauilles Polyservices	Capricorne Proprete SA	Specializes in cleaning services
88	4/4/2001	Fomento de Construcciones y Contratas SA / Urbaser SA /	Limasa	Provides solid waste treatment services and cleaning services
89	12/28/2000	ISS - Integrated Service Solutions A/S	Atlas Cleaning Interclair SA	Provides cleaning services
90	1/1/2001	ISS - Integrated Service Solutions A/S	Super Siivous Oy	Provides cleaning services
91	1/1/2001	ISS - Integrated Service Solutions A/S	Silvous Ja Konsultointi Eila Isoaho OY	Provides cleaning services
92	10/6/2000	ISS - Integrated Service Solutions A/S	Kylmapalvelu Jaavuori Oy	Provides maintenance and cleaning services
93	10/1/2000	Milo Reklame En Schoonmaak Bvba	Peetermans Nv	Provides cleaning services
94	10/1/2000	ISS - Integrated Service Solutions A/S	Sita Holdings Pte Ltd	Provides industrial and commercial cleaning services
95	9/28/2000	Onet SA	Prosegur Compania de Seguridad SA	Provides industrial cleaning services
96	9/1/2000	ISS - Integrated Service Solutions A/S	Ceplak D O O	Provides cleaning services
97	9/1/2000	ISS - Integrated Service Solutions A/S	ISS Multi Service Sp zoo	Provides cleaning services
98	9/1/2000	ISS - Integrated Service Solutions A/S	ISS Servisystem Kft	Provides cleaning services
99	8/1/2000	ISS - Integrated Service Solutions A/S	Piepenbrock	Provides cleaning services
100	8/1/2000	ISS - Integrated Service Solutions A/S	Southdown Cleaning & Maintenance PLC	Provides cleaning services
101	7/1/2000	ISS - Integrated Service Solutions A/S	Marubia Sa	Provides cleaning services
102	6/12/2000	Freedom Group of Cos. PLC	VIP Bin Cleaning	Provides professional bin cleaning services

F-7	Comparable Merger and Acquisition Transactions – With No Financial Disclosure (Continued)

	Close Date	Buyer	Target	Target Description
103	4/1/2000	ISS - Integrated Service Solutions A/S	DL Services Ltd.	Provides cleaning services
104	3/8/2000	Onet SA	Entreprise Ferroviaire Safen	Provides industrial cleaning services
105	2/29/2000	ISS - Integrated Service Solutions A/S	Ideal Commercial & Industrial Services Ltd.	Provides cleaning services
106	2/28/2000	ISS - Integrated Service Solutions A/S	Lareco Ab	Provides cleaning services
107	1/13/2000	ISS - Integrated Service Solutions A/S	Raesting ehf	Provides cleaning services
108	1/12/2000	City Cleaning Services (UK) Ltd.	Maid Marion Cleaning Services Ltd.	Provides cleaning services
109	1/3/2000	Hedegaard A/S	Combi Service AS	Provides cleaning services
110	1/1/2000	Vivendi Universal SA	C.H. Heist Corp.	Provides industrial maintenance and cleaning services
111	10/1/2000	ISS - Integrated Service Solutions A/S	Isoaho Oy	Provides cleaning services

Notes:

Sources: FactSet MergerStat LLC and Capital IQ, Inc.

EXHIBIT G

Select Going-Private Transactions

G-1	Select Going-Private Transactions

	Date Announced			Deal Size ($mil)	% Acquired	Premium Paid over x-day Trailing Stock Price:			Target Market Cap ($mil)
		Target Name	Acquirer Name			1 Day	5 Days	30 Days
1	10/11/2005	OSE USA, Inc.	Orient Semiconductor Electronics Ltd	$0.23	27.30%	-33.33%	-25.00%	-45.45%	$0.31
2	9/27/2005	Northland Cranberries, Inc.	Sun Capital Partners, Inc.	1.07	5.40%	-43.24%	-40.85%	-39.48%	34.81
3	9/1/2005	7-Eleven, Inc.	Seven & I Holdings Co., Ltd.	1,182.25	27.30%	6.80%	32.60%	17.90%	4,051.77
4	7/12/2005	Coast Dental Services, Inc.	Intelident Solutions, Inc.	7.96	33.00%	15.60%	160.60%	160.60%	17.11
5	7/8/2005	Cruzan International, Inc.	V&S Vin & Sprit AB	69.22	36.40%	12.40%	10.20%	6.90%	170.23
6	6/30/2005	Obsidian Enterprises Inc.	Private Group Led by Majority Shareholder of Obsidian	1.31	22.71%	27.60%	27.60%	54.20%	4.51
7	4/14/2005	USHealth Group, Inc.	Credit Suisse Group	1.10	7.00%	-38.00%	-26.20%	-22.50%	20.24
8	3/31/2005	UNIFAB International, Inc.	Private Group Led by Majority Shareholder of UNIFAB	0.18	10.00%	-42.86%	-42.86%	-42.86%	6.58
9	3/25/2005	Calprop Corp.	Private Group Led by Majority Shareholder of Calprop	1.07	16.90%	160.00%	132.14%	242.11%	2.43
10	3/25/2005	Vestin Group, Inc.	Private Group Led by Majority Shareholder of Vestin	1.36	18.90%	6.00%	4.00%	14.00%	6.07
11	12/20/2004	Elmer’s Restaurants, Inc.	ERI Acquisitions Corp.	5.68	41.05%	0.00%	0.00%	0.00%	13.81
12	9/13/2004	Rag Shops, Inc.	Sun Capital Partners, Inc.	11.49	44.33%	23.20%	21.10%	37.40%	16.75
13	8/17/2004	RSI Holdings, Inc.	Private Group Led by Majority Shareholder of RSI Holdings	0.17	22.00%	11.10%	11.10%	25.00%	0.71
14	8/2/2004	Cox Communications, Inc.	Cox Enterprises, Inc.	7,904.35	38.35%	16.03%	15.69%	15.32%	17,445.59
15	6/25/2004	Edelbrock Corp.	Edelbrock Holdings, Inc.	52.68	48.80%	13.02%	12.79%	9.69%	81.29
16	6/8/2004	Microwave Transmission Systems, Inc.	Private Group Led by Microwave Transmission Management	0.33	5.10%	92.00%	92.00%	92.00%	4.14

G-2	Select Going-Private Transactions (Continued)

	Date Announced			Deal Size ($mil)	% Acquired	Premium Paid over x-day Trailing Stock Price:			Target Market Cap ($mil)
		Target Name	Acquirer Name			1 Day	5 Days	30 Days
17	4/13/2004	Gristedes Foods, Inc.	Private Group Led by Majority Shareholder of Gristedes	0.82	4.77%	8.75%	8.75%	6.10%	15.71
18	4/5/2004	Minuteman International, Inc.	Hako-Werke GmbH	15.81	32.00%	24.00%	24.80%	27.90%	39.70
19	3/19/2004	Joule, Inc.	JAC Acquisition Co., Inc.	1.78	28.60%	11.11%	12.58%	12.58%	5.64
20	2/20/2004	Johnson Outdoors Inc.	JO Acquisition Corp.	84.35	48.40%	18.58%	18.58%	28.00%	150.00
21	1/27/2004	Dover Investments Corp.	Lawrence Weissberg Revocable Living Trust	32.33	48.70%	16.67%	1.03%	24.37%	27.66
22	12/31/2003	Boyd Bros. Transportation, Inc.	BBT Acquisition Corp.	10.12	28.00%	53.00%	63.90%	77.20%	16.27
23	12/17/2003	Regency Equities Corp.	Private Group Led by Majority Shareholder of Regency	0.24	16.50%	-5.60%	-15.00%	13.30%	1.57
24	12/2/2003	Reeds Jewelers, Inc.	Private Group Led by Majority Shareholder of Reeds	2.18	12.50%	88.00%	94.00%	95.00%	15.26
25	12/2/2003	Kontron Mobile Computing, Inc.	Kontron Embedded Computers AG	3.27	48.50%	25.00%	36.36%	40.63%	5.39
26	11/21/2003	Chefs International, Inc.	Lombardi Restaurant Group Inc.	4.78	38.70%	25.00%	25.00%	25.00%	5.50
27	11/7/2003	Barnesandnoble.com, Inc.	Barnes & Noble, Inc.	134.38	27.00%	35.60%	35.60%	30.90%	109.18
28	8/1/2003	OAO Technology Solutions, Inc.	Terrapin Partners LLC	27.05	49.00%	15.00%	11.00%	50.00%	49.74
29	7/29/2003	Janus Hotels & Resorts, Inc.	Janus Acquisition, Inc.	1.07	29.60%	-72.10%	-72.10%	-70.80%	3.84
30	5/29/2003	BCT International, Inc.	Phoenix Group of Florida, Inc.	4.87	47.50%	117.39%	115.05%	104.08%	5.36
31	5/5/2003	Westerbeke Corp.	Private Group Led by Majority Shareholder of Westerbeke	2.79	43.80%	70.45%	74.42%	70.45%	3.44
32	5/5/2003	Semele Group Inc.	Private Group Led by Semele Management	1.17	46.92%	25.00%	25.00%	21.00%	n/a

G-3	Select Going-Private Transactions (Continued)

	Date Announced			Deal Size ($mil)	% Acquired	Premium Paid over x-day Trailing Stock Price:			Target Market Cap ($mil)
		Target Name	Acquirer Name			1 Day	5 Days	30 Days
33	4/29/2003	RWD Technologies, Inc.	Private Group Led by Majority Shareholder of RWD	11.07	34.00%	128.30%	133.30%	172.70%	14.17
34	3/27/2003	DSI Toys, Inc.	DSI Acquisition Inc.	1.56	30.50%	11.90%	4.40%	6.80%	4.56
35	3/24/2003	Judge Group, Inc.	Private Group Led by Judge Group Management	5.92	40.00%	17.14%	13.89%	24.24%	14.52
36	3/21/2003	TROY Group Inc	Dirk Inc	11.96	41.60%	116.00%	80.00%	63.64%	13.31
37	3/7/2003	RDO Equipment Co.	Private Group Led by Majority Shareholder of RDO	27.38	36.50%	21.17%	20.68%	20.44%	72.12
38	2/21/2003	Coast Dental Services, Inc.	Private Group Led by Coast Dental Management	4.61	49.00%	38.46%	50.00%	58.45%	6.80
39	2/19/2003	Riverside Group, Inc.	Private Group Led by Majority Shareholder of Riverside	0.08	43.00%	100.00%	100.00%	100.00%	0.19
40	2/6/2003	deltathree Inc	D3 Acquisition Inc.	5.92	29.00%	37.25%	27.27%	48.94%	14.86
41	1/31/2003	9278 Communications, Inc.	NTSE Holding Corp	1.10	45.80%	186.00%	264.00%	150.00%	1.13
42	12/6/2002	Atalanta/Sosnoff Capital LLC	Private Group Led by Majority Shareholder of Atalanta/Sosnoff	21.60	17.31%	36.10%	42.30%	58.90%	86.83
43	11/22/2002	Unimark Group Inc (The)	M&M Nominee LLC	5.13	37.50%	132.14%	160.00%	66.67%	5.89
44	11/13/2002	Media Source, Inc.	Private Group Led by Media Source Management	2.58	33.16%	20.00%	55.00%	46.00%	7.16
45	10/17/2002	Pak Mail Centers of America, Inc.	Pak Mail Acquisition Corp	0.04	20.60%	3.20%	3.20%	-14.00%	0.19
46	10/11/2002	Landair Corp	Private Group Led by Majority Shareholder of Landair Corp.	28.75	29.00%	25.00%	31.05%	35.56%	79.31
47	8/15/2002	RB Rubber Products Inc	Dash Multi Corp., Inc.	2.71	30.00%	83.01%	83.01%	75.00%	8.89
48	8/13/2002	Oriole Homes Corp	Levy Group (The)	13.90	39.90%	63.33%	63.33%	29.29%	21.33

G-4	Select Going-Private Transactions (Continued)

	Date Announced			Deal Size ($mil)	% Acquired	Premium Paid over x-day Trailing Stock Price:			Target Market Cap ($mil)
		Target Name	Acquirer Name			1 Day	5 Days	30 Days
49	8/5/2002	Sandata Technologies Inc	Sandata Acquisition Corp	1.21	25.60%	282.00%	516.13%	180.88%	4.85
50	7/8/2002	International Specialty Products Inc	Private Group Led by International Specialty Products Management	131.61	19.60%	35.53%	33.77%	19.77%	495.46
51	6/24/2002	Konover Property Trust	Prometheus Southeast Retail Trust	32.13	34.00%	12.90%	12.30%	12.30%	59.36
52	6/12/2002	Swiss Army Brands, Inc.	Victorinox AG	24.71	32.20%	42.00%	43.00%	41.00%	74.55
53	5/16/2002	Electric Lightwave LLC	Citizens Communications Co.	5.50	15.00%	105.90%	81.80%	55.60%	17.44
54	5/16/2002	Balanced Care Corp	IPC Advisors Sarl	3.99	46.70%	150.00%	177.78%	127.27%	3.42
55	4/10/2002	PartsBase, Inc.	Private Group Led by Majority Shareholder of PartsBase	7.24	35.23%	41.67%	47.83%	37.84%	16.11
56	4/5/2002	Century Builders Group Inc	Century Partners Group Ltd	3.53	9.50%	8.43%	7.14%	-10.00%	34.28
57	4/3/2002	CBNY Investment Services Corp	Private Group Led By CBNY Investment Services Mana	2.84	26.40%	1.30%	1.00%	1.00%	10.61
58	2/13/2002	Deltek Systems, Inc.	DF Merger Co Inc	47.48	44.70%	27.00%	29.30%	49.00%	85.95
59	1/22/2002	The Rottlund Co., Inc.	Private Group Led by Majority Shareholder of Rottlund	15.27	28.60%	18.00%	30.00%	47.00%	53.38
60	11/16/2001	Ugly Duckling Corp	Private Group Led by Majority Shareholder of Ugly Duckling Corp.	16.91	39.00%	41.77%	42.91%	30.74%	30.59
61	10/24/2001	US Medical Group Inc	Private Group Led by US Medical Group Management	1.44	36.32%	20.00%	20.00%	-11.76%	3.39
62	10/23/2001	Transcontinental Realty Investors Inc	Basic Capital Management Inc	21.21	15.00%	45.83%	38.89%	37.80%	96.94
63	10/17/2001	Market America Inc	Private Group Led by Market America Management	35.73	23.00%	79.78%	81.82%	86.05%	375.73
64	10/15/2001	IIC Industries Inc	CP Holdings Ltd	12.70	20.00%	-16.00%	-16.00%	-12.50%	75.57

G-5	Select Going-Private Transactions (Continued)

	Date Announced			Deal Size ($mil)	% Acquired	Premium Paid over x-day Trailing Stock Price:			Target Market Cap ($mil)
		Target Name	Acquirer Name			1 Day	5 Days	30 Days
65	10/1/2001	NCH Corp	Private Group	120.66	43.30%	33.96%	33.59%	19.07%	208.01
66	9/18/2001	Organic Inc	Seneca Investments LLC	5.60	19.10%	13.79%	17.86%	37.50%	25.78
67	8/14/2001	National Home Centers Inc	Private Group Led by Majority Shareholder of National Home Centers	3.65	36.51%	21.74%	17.65%	35.92%	8.21
68	8/3/2001	Lincoln Snacks Co	Lincoln Snacks Acquisition Corp	3.07	10.20%	12.90%	16.67%	27.27%	26.66
69	5/14/2001	Agency.com Ltd	Seneca Investments LLC	44.62	34.30%	63.41%	45.02%	142.75%	n/a
70	5/11/2001	US Timberlands Co LP	Private Group Led By US Timberland Management	11.32	32.00%	-60.26%	-60.88%	-64.24%	278.09
71	4/30/2001	STV Group Inc	Private Group Led By ESOP of STV Group Inc	16.23	37.19%	97.37%	110.28%	80.00%	22.11
72	4/27/2001	Pierre Foods Inc	PF Management Inc	5.44	37.00%	101.61%	62.34%	121.24%	7.29
73	4/2/2001	Milestone Properties Inc	Concord Assets Group Inc	3.56	31.20%	40.96%	40.96%	40.96%	8.06
74	3/27/2001	Hahn Automotive Warehouse Inc	Private Group Led by Hahn Automotive Management	1.71	36.00%	33.33%	33.33%	9.89%	3.56
75	2/9/2001	Marketing Specialists Corp	Private Group Led By Richmont Capital Partners I L	1.40	16.80%	98.41%	66.67%	468.18%	24.98
76	1/24/2001	Firecom Inc	Private Group Led by Firecom Management	2.35	31.20%	59.09%	59.09%	34.62%	4.73
77	1/16/2001	Leslie Fay Co Inc	Three Cities Research Inc	9.50	32.00%	14.16%	17.65%	-16.67%	26.01
				Summary of Transaction Data
78	Minimum			$0.04	4.77%	-72.10%	-72.10%	-70.80%	$0.19
79	Lower Quartile			1.56	22.00%	12.90%	12.30%	12.58%	5.44
80	Median			5.44	32.00%	25.00%	30.00%	34.62%	15.71
81	Mean			133.82	30.64%	40.62%	46.54%	47.42%	330.17
82	Upper Quartile			16.91	39.00%	63.33%	63.33%	63.64%	51.56
83	Maximum			7,904.35	49.00%	282.00%	516.13%	468.18%	17,445.59